Exhibit 10.12

PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS

THIS PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS (“Agreement”) is made as of July 31, 2011 (“Agreement Date”), by and between BRYAN FAMILY PARTNERSHIP II, LTD., a California limited partnership (“Seller”), and BARRACUDA NETWORKS, INC., a Delaware corporation, or assignee (“Buyer”), collectively referred to herein as the “Parties,” with reference to the following:

RECITALS

A. Seller is the owner of the Real Property (hereinafter defined) consisting of approximately 3.33 acres, including improvements thereon consisting of and including, among many things, an approximately sixty-one thousand four hundred and twenty-four (61,424) square foot building (the “Building”) and parking spaces located at 3165 and 3175 Winchester Boulevard, City of Campbell, County of Santa Clara, State of California, which is commonly identified by APNs 406-21-016, 406-21-017 and 406-21¬019 and more particularly described in Exhibit A to this Agreement and hereby incorporated by this reference.

B. Seller and Buyer previously entered into an agreement to lease the Building on January 19, 2007 (the “Lease Agreement”). The Patios modified the Lease Agreement by entering into a first amendment to the Lease Agreement on October 4, 2010.

C. Seller entered into a Real Estate Note with Symetra Life Insurance Company, a Washington corporation (“Symetra”), on June 20, 2007, Loan No. 1673, for the original principal sum of Six Million Seven Hundred Fifty Thousand and no/100 Dollars ($6,750,000.00) and a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (the “Existing Debt Obligation”). The Real Estate Note and the Deed of Trust, Assignment of Rents, Security Agreement and Fixture are attached as Exhibit B and Exhibit C to this Agreement respectively.

D. Buyer desires to purchase and Seller desires to sell the Property (hereinafter defined) only upon the following terms and conditions, which includes the assumption of the Existing Debt Obligation.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the Parties hereto agree as follows:

Seller’s Initial: /s/ RB, JF & DZ

Buyer’s Initials: /s/ DD

ARTICLE 1

DEFINITIONS AND EXHIBITS

1.1 Definitions. In addition to the terms defined above and throughout this Agreement, for purposes of this Agreement, each of the following terms, when used, herein with an initial capital letter, shall have the meaning ascribed to it as follows:

(A) “Closing Date” shall be the date upon which the Deed (hereinafter defined) is, recorded in the Official Records of Santa Clara County where the Property is located, which shall occur on the date selected by Buyer that is no later than five (5) days after delivery of the Approval Notice (hereinafter defined) or Buyer notifies Seller in writing that all of the conditions described in Article 4 have been satisfied or waived, whichever is later, but in any event no later than October 31, 2011, the outside closing date.

(B) “Escrow Agent” and “Title Company” refer to First American Insurance Company, 1737 North First Street, Suite 500, San Jose, CA 95112, attention Linda Tugade, Escrow Agent, Phone 408-579-8340.

(C) “Property” includes all of the following items, in addition to the items described above in Paragraph A:

(1) Real Property. All that certain real property located at 3165 and 3175 Winchester Boulevard, City of Campbell, County of Santa Clara, State of California, as more particularly shown in Exhibit A attached hereto (the “Real Property”);

(2) Appurtenances. All rights, privileges and easements appurtenant to the Real Property, including, without limitation, (a) all minerals, oil, gas and other hydrocarbon substances on and under the Real Property, (b) all development rights, air rights, water, water rights and water stock relating to the Real Property, (c) all other easements, rights-of-ways or appurtenances used in connection with the beneficial use and enjoyment of the Real Property, (d) all right, title and interest of Seller in. and to any streets, alley, passages, or other appurtenances included in, adjacent to or used in connection with the Real Property, before or after the vacation thereof (all of which are collectively referred to as the “Appurtenances”);

(3) Personal Property. All personal property and personal property rights, if any, of Seller used in the ownership, use and operation of the Real Property, including furniture, fixtures and equipment as well as the generator and other like items (the “Personal Property”); and

(4) Intangible Property. All of the interest of Seller in any intangible personal property now or hereafter owned by Seller and used in the ownership, use and operation of the Real Property and Personal Property, including, without limitation, (a) all entitlements and approvals, building permits, zoning approvals, conditional use permits and any and all documents and work products relating thereto in which Seller has an interest, and (b) all warranties or guaranties (all of which are collectively referred to as the “Intangible Property”).

(D) “Purchase Price” is Eleven Million Eight Hundred Fifty Thousand and no/100 Dollars ($11,850,000.00), which includes the outstanding principal balance on the Existing Debt Obligation of Six Million Two Hundred Fifty Thousand and no/100 Dollars ($6,250,000.00) and the balance of Five Million Six Hundred Thousand and no/100 Dollars (5,600,000.00) (“Balance of the Purchase Price”) payable, all cash, at Close of Escrow, which is defined below.

Seller’s Initial: /s/ RB, JF & DZ

Buyer’s Initials: /s/ DD

1.2 Exhibits: Attached hereto and forming an integral part of this Agreement are the following exhibits, all of which are incorporated into this Agreement as though fully set forth:

Exhibit A         Legal Description of Real Property

Exhibit B         Real Estate Note

Exhibit C         Deed of Trust, Assignment of Rents, Security Agreement and Fixture

ARTICLE 2

PURCHASE AND SALE

2.1 Purchase and Sale. Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, upon all of the terms, covenants and conditions herein set forth.

2.2 Purchase Price and Method of Payment(s). Buyer shall pay Seller the Purchase Price for the Property. The Purchase Price shall be subject to the prorations and adjustments required below, and shall be payable as follows:

(A) Deposit and Release of Deposit:

(1) Deposit. Upon Buyer’s execution of the Agreement, Buyer shall place Six Hundred Thousand One Hundred and no/100 Dollars ($600,100.00) as a deposit (“Deposit”) with the Title Company to be held in trust pursuant to the terms of this Agreement: Title Company shall place the Deposit in an interest-bearing account. Any interest earned on the Deposit shall be part of the Deposit. If the Approval Notice (defined below) is not provided, the Deposit and interest shall be refunded to Buyer during the period commencing on the Agreement Date and ending at 5:00 p.m. (local time) on the date that is forty-five (45) days after the Agreement Date (“Feasibility Period”). The last day of the Feasibility Period is referred to as the “Approval Date”. If Buyer decides to proceed with the transaction contemplated herein, Buyer shall deliver written notice thereof to Seller prior to the expiration of the Feasibility Period (the “Approval Notice”). If Buyer fails to timely deliver the Approval Notice, this Agreement shall be deemed automatically terminated and of no further force or effect (except for the Parties’ Surviving Obligations [defined below]), and Escrow Agent shall retain the Deposit, less reasonable and customary escrow termination fees charged by Escrow Agent, if any (the “Escrow Fees”), to Buyer without further instruction or written approval from Seller. The Deposit includes the amount of One Hundred Dollars ($100.00) (the “Independent Consideration”) as independent consideration for Seller’s performance under this Agreement and shall be retained by Seller in all instances. The Independent Consideration shall be non-refundable to Buyer as independent consideration for rights and options extended to Buyer under this Agreement, including, without limitation the right and option to terminate the Agreement as provided therein. The Independent Consideration shall be released to Seller immediately following Buyer’s deposit of such funds with the Title Company. In all instances

Seller’s Initial: /s/ RB, JF & DZ

Buyer’s Initials: /s/ DD

under this Agreement in which Buyer elects to terminate or is deemed to have terminated the Agreement and the Deposit is returned to Buyer, Seller shall retain the Independent Consideration. The Independent Consideration shall not be applicable towards the Purchase Price or treated as consideration given by Buyer for any purpose other than stated in this Section 2.2(A)(1). Buyer and Seller expressly acknowledge and agree that (i) the Independent Consideration, plus Buyer’s agreement to pay the costs provided in this Agreement has been bargained for as consideration for Seller’s execution and delivery of this Agreement and for Buyer’s review, inspection and termination rights during the Feasibility Period, and (ii) such consideration is adequate for all purposes under any applicable law or judicial decision.

(2) Release of Deposit. Following Buyer’s delivery of the Approval Notice and written confirmation that all of the conditions described in Article 4 have been satisfied or waived, the balance of the Deposit shall be released to Seller. Upon release and subject to the terms of this Agreement, the Deposit shall be non-refundable but applicable toward the Purchase Price.

(B) Payment of Purchase Price. At least one (1) business day prior to the Close of Escrow, Buyer shall deposit or cause to be deposited with Escrow Agent, in cash, by certified or bank cashier’s check made payable to Escrow Agent, or by confirmed Federal Reserve wire transfer of funds (“Immediately Available Funds”), the Balance of the Purchase Price plus Escrow Agent’s estimate of Buyer’s share of closing costs, prorations and charges payable pursuant to this Agreement.

2.3 Closing and Escrow. The Close of Escrow shall occur on the Closing Date and shall take place at the offices of Escrow Agent or such other location mutually agreeable to the parties (the “Closing”).

(A) Escrow. Upon the complete execution and delivery of this Agreement by Buyer and Seller, Buyer shall deliver a fully executed copy of this Agreement to Escrow Agent. This Agreement shall constitute the joint escrow instructions of Buyer and Seller to Escrow Agent. Escrow Agent is authorized to act in accordance with the terms of this Agreement. Upon Escrow Agent’s request, the Parties shall execute such additional and supplementary escrow instructions as may be appropriate or required by Escrow Agent to enable the Escrow Agent to comply with the terms of Agreement; provided, however, that if there is any conflict or inconsistency between such additional and supplementary escrow instructions and this Agreement, this Agreement shall control.

(B) Seller Deliveries in Escrow. Prior to the Closing, Seller shall deliver to Escrow Agent for delivery to Buyer the following:

(1) Grant Deed. The Grant Deed in the form customarily used by the Title Company (the “Deed”), duly executed and acknowledged, including a statement of transfer taxes.

(2) FIRPTA Certificate. A certificate from Seller, in form, scope and substance reasonably satisfactory to Buyer and Escrow Agent, reaffirming Seller’s representation and warranty that it is not a “foreign person” under section 1445(f)(3) of the Internal Revenue Code.

Seller’s Initial: /s/ RB, JF & DZ

Buyer’s Initials: /s/ DD

(3) State Withholding Certificate. The California Form 597W, duly executed by Seller, certifying that no withholding of proceeds of the Purchase Price is required under California law. in connection with the sale of real estate and any personal property in connection therewith.

(4) Owner’s Affidavit. Such affidavits, other evidence of title, tenancy-in-common or entity documents and the like from Seller and/or other third parties as may be required by the Title Company, on or in forms required by the Title Company in Order to issue the Title Policy (hereinafter defined) as specified in this Agreement.

(5) Assumption of Existing Debt Obligation. Documents from Seller and/or other third parties as may be required by Symetra or other third parties evidencing Buyer’s assumption of the Existing Debt Obligation.

(C) Buyer Deliveries in Escrow. At or prior to the Closing, Buyer shall deliver to Escrow Agent for delivery to Seller the following:

(1) Funds. The Immediately Available Funds required of Buyer under the terms of this Agreement.

(2) Assumption of Existing Debt Obligation. Documents from Buyer and/or other third parties as may be required by Symetra or other third parties evidencing Buyer’s assumption of the Existing Debt Obligation AS SUCH EXISTING DEBT OBLIGATION IS TO BE MODIFIED AS SET FORTH BELOW IN ARTICLE 4.

(D) Other Documents. Seller and Buyer shall, prior to the Closing Date, execute any and all documents and perform any and all acts reasonably necessary or appropriate to consummate the purchase and sale pursuant to the terms of the transaction set forth in this Agreement, including, without limitation, a closing statement reflecting all prorations, adjustments and closing costs, and escrow instructions for Closing, and such other documentation as the Title Company may reasonably require for the issuance of the Title Policy, including any quitclaim and spousal consent for any individual. Buyer and Seller shall execute all documents reasonably required by Symetra to effect the assumption by Buyer of the Existing Debt Obligation.

2.4 Title and Survey.

(A) Title Commitment. Within two (2) days after the Agreement Date, Seller shall arrange for delivery to Buyer, for its review and approval in its discretion, a commitment for a American Land Title Association (“ALTA”) owner’s policy of title insurance covering the Property, issued by the Title Company, together with legible copies of all exceptions and matters referred to therein (said commitment, together with the copies of the materials referred to above shall be referred to as the “Title Commitment”). The Title Commitment shall show that Seller has marketable and insurable fee simple title to the Property.

Seller’s Initial: /s/ RB, JF & DZ

Buyer’s Initials: /s/ DD

(B) Survey. Seller shall provide Buyer with any existing survey of the Property it possesses. At its own expense, Buyer may have obtained a survey of the Property, prepared by a surveyor or civil engineer licensed in the State where the Property is located (“Survey”).

(C) Title and Survey Review. Buyer shall have fourteen (14) days from receipt of the Title Commitment to review and approve the Title Commitment or to notify Seller in writing of any exceptions, qualifications, conditions, or matters shown in the Survey, disclosed in the Title Commitment or discovered by the inspection of the Property that are not acceptable to Buyer in its discretion (all such items and all monetary liens, deeds of trust or encumbrances shall be referred to as “Title Objections”). Buyer waives any claims resulting from or based on title issues that could have been discovered by Buyer’s review of the Title Commitment, a Survey or inspection of the Property and become a Title Objection, including but not limited to easements or encumbrances.

(D) Seller’s Right to Cure. Seller shall have the right, upon written notice to Buyer• within five (5) days after receipt of Buyer’s notice of Title Objections, to (1) elect by written notice to Buyer and Escrow Agent to cause the Title Objections to be removed of record or otherwise cured to the satisfaction of Buyer in its discretion by the Closing Date (“Approved Title Objections”), or (2) elect not to cure. Seller must remove all exceptions relating to tax liens (other than non-delinquent real estate taxes and assessments), judgment liens and mechanics’ and materialman’s liens, other than any mechanics’ or materialman’s liens resulting from Buyer’s due diligence investigations of or on. the Property (“Monetary Liens”). If Seller elects not to cure such Title Objections as provided in clause (2) above, Buyer shall have the right, upon written notice to Seller, to acquire the Property subject to such Title Objections without any abatement in the Purchase Price. If Seller elects to cure and does not remove all Approved Title Objections or Monetary Liens by the Closing Date, Seller shall be in default under this Agreement, in which case, Buyer, in addition to all other rights and remedies available under this Agreement, at law or in equity, shall have the right, but not obligation, upon written notice to Seller, to cancel this Agreement and receive a refund of any funds deposited in escrow, together with all interest thereon, except the Independent Consideration.

(E) Permitted Exceptions. The exceptions and Survey matters Buyer has agreed to in writing to accept shall be referred to herein as the “Permitted Exceptions.”

(F) Owner’s Policy. As a condition to Closing, the Title Company shall issue to Buyer an ALTA Owner’s Policy of Title Insurance in the amount of the Purchase Price, insuring fee simple title to the Real Property, and the Appurtenances in Buyer, subject only to the Permitted Exceptions (“Title Policy”).

2.5 Closing Costs. All closing costs or expenses of escrow shall be paid as follows:

(A) Title Insurance. Buyer and Seller shall pay the premium for the policy of title insurance, in accordance with custom in Santa Clara County, in the amount of the Purchase Price for the Property. If the premium for the ALTA Owner’s Policy of Title Insurance is greater than the premium for a CLTA Owner’s Policy of Title Insurance, Buyer shall pay the difference in the premium amounts.

Seller’s Initial: /s/ RB, JF & DZ

Buyer’s Initials: /s/ DD

(B) Recording Fees. The cost of recording the Deed and any other documents shall be paid by the Parties as is customary in Santa Clara County.

(C) Transfer Taxes. All county transfer taxes and any applicable city transfer taxes shall be paid by the Parties as is customary in Santa Clara County.

(D) Other. The Parties shall, pay for the escrow fees charged by the Escrow Agent as is customary in Santa Clara County. Each party shall be responsible for their own attorneys’ fees. If this Agreement is terminated, the Parties shall pay equally for any title and escrow cancellation fees of Escrow Agent, unless such termination is due to a default by either party, in which case the defaulting party shall pay such escrow cancellation fees.

2.6 Prorations. All prorations and adjustments for the Property shall be made as of midnight of the day preceding the Closing Date, unless otherwise mutually agreed in writing by the Parties (the “Adjustment Date”). If the prorations and adjustments are found to be incorrect within six (6) months after the Closing Date, Seller and Buyer agree to re-prorate or readjust the same accordingly. All prorations and adjustments shall be in cash, as a cash credit or debit as follows:

(A) Taxes. General real estate taxes and assessments for all fiscal years prior to the Closing Date shall be paid by Seller, including, without limitation, all supplemental taxes levied as a result of any changes in ownership or improvements to the Property occurring prior to the Closing Date. General real estate taxes and assessments payable for the current year shall be prorated between Seller and Buyer as of the Adjustment Date.

(B) Other Items. Seller will be responsible for payment of all other expenses affecting the Property that are incurred, or relate to services provided, prior to the Closing Date.

(C) Post-Closing Reconciliation. If any of the aforesaid prorations cannot be calculated accurately on the Closing Date, then they shall be calculated as soon after the Closing Date as feasible, but in any event within six (6) months after the Closing Date.

2.7 Brokerage Commission. Seller shall pay a brokerage commission to Jay Phillips at Cornish & Carey Commercial Newmark Knight Frank (“Seller’s Broker”) pursuant to a separate written agreement between Seller and Seller’s Broker. The Parties represent and warrant to each other that Seller’s Broker is the only real estate brokers that represented the Parties in connection with the sale of the Property. With the exception of the commission described above, Seller and Buyer each represent and warrant that no other broker’s commission or finder’s fee is payable with respect to this transaction. Buyer and Seller each agree to indemnify, defend, and hold the other party harmless from and against any and all claims to a commission or finder’s fee resulting from the erroneous representation of the indemnifying party in this Section 2.7.

2.8 Assumption of Existing Debt Obligation. Subject to Buyer’s acceptance of any conditions to assumption imposed by Symetra and the receipt of those certain conditions precedent specified in Article 4, Buyer shall assume and agrees to perform each and every obligation for the Existing Debt Obligation on the Property. The Existing Debt Obligation currently includes: (a) the

Seller’s Initial: /s/ RB, JF & DZ

Buyer’s Initials: /s/ DD

outstanding principal balance of approximately Six Million Two Hundred Fifty Thousand and no/100 Dollars ($6,250,000.00); (b) an interest rate of 6.23%; (c) the monthly payment of approximately Forty Four Thousand Four Hundred Forty Five and no/100 Dollars ($44,445.00); (d) due date of July 1, 2017; and (e) a balance due at expiration of approximately Five Million One Hundred Ninety Thousand and no/100 Dollars ($5,190,000.00), in addition to the additional terms and conditions contained in the Real Estate Loan and Deed of Trust described in paragraph C of the Recitals above. Seller shall be relieved of personal liability for acts or occurrences arising out of matters relating to the Existing Debt Obligation occurring after the Closing. Seller shall pay the assumption fee equal to one percent (1%) of the unpaid principal balance of the Real Estate Note that exists at the time of Closing. Seller shall pay all of Seller’s and Lender’s cost related to Buyer assuming the Existing Debt Obligation. Buyer shall pay all of Buyer’s costs related to Buyer assuming the Existing Debt Obligation. Buyer’s assumption of the Existing Debt Obligation is conditioned upon Buyer receiving, among other things, a one-time only right to convey the Property to an un-affiliated transferee as set forth in Exhibit B.

ARTICLE 3

COVENANTS OF SELLER

3.1 Operation of Property. Prior to the Closing Date, Seller and Buyer will operate the Property subject to the following provisions and limitations:

(A) Requirements. Seller and Buyer shall continue to operate the Property consistent with the terms of the lease agreement between Seller and Buyer, Seller, at its expense and prior to the Closing Date, shall terminate all service, maintenance and similar agreements affecting the Property, if required.

(B) Compliance with Law. Seller shall comply with all governmental laws, ordinances and regulations pertaining to the Property or any portion thereof; provided, however, that Seller shall not be required to make any capital improvements to the Property unless Seller is expressly directed by governmental authority to do so.

(C) Notices. Seller shall give immediate notice to Buyer if Seller receives notice or obtains actual knowledge of (1) the violation of any law, ordinance or regulation relating to the Property, (2) any casualty relating to the Property, or (3) the filing or threat to file an action, claim or proceeding in any court or administrative agency against Seller which may affect the Property.

(D) Cooperation with Processing. Seller hereby grants Buyer permission and authority to prepare and submit applications, plans and drawings, and to obtain the approvals of the City and other governmental agencies reasonably necessary for any new tenant improvements or other developments for the Property. Seller agrees to cooperate fully with Buyer’s development of the Property at no cost to Seller by executing upon Buyer’s reasonable demand all necessary and reasonable documents confirming Buyer’s authority to submit applications for development, but not any agreements or documents that would create a dedication or recorded title encumbrance with respect to the Property. Such development may include, but is not limited to conditional use applications, rezoning, construction permits or any other document reasonably necessary to complete the development process.

Seller’s Initial: /s/ RB, JF & DZ

Buyer’s Initials: /s/ DD

3.2 Access. Seller will permit Buyer and its agents and consultants the following access and provide Buyer the following information:

(A) Access to Information and Property. Seller shall allow Buyer and its agents and consultants, from and after the Agreement Date, continuing access to the Property. However, Buyer and its agents and consultants shall only have forty-five (45) days from and after the Agreement Date for the right to inspect the Property, and the right to drill test wells and take soil borings, and geological, seismic, environmental tests and other invasive tests. Soil and ground water environmental tests shall be subject to the reasonable approval of Seller as to the scope and methods for such testing. Seller shall provide its written notice to Buyer of approval, or the grounds for disapproval of such tests within three (3) business days after receipt of notice from Buyer describing the type and scope of the soil and ground water environmental tests that Buyer want to perform at the Property. The failure of Seller to provide its written notice of approval or disapproval within said three (3) business day period shall be deemed a disapproval. Seller may have a representative present during such tests. Such access shall be exercised by Buyer at such times as deemed reasonably necessary to Buyer. Buyer will conduct its activities on the Property in a reasonable manner that causes the least practicable interference with Seller’s ownership of the Property. Buyer shall restore the Property to its condition prior to Buyer’s entry on the Property for the testing. Buyer shall provide Seller with copies any third party test results and/or reports obtained by Buyer as a result of Buyer’s investigations. Buyer agrees to indemnify, defend and hold Seller harmless from any damage, claim, liability, including attorney’s fees and costs, or injury to persons or property caused by Buyer or its authorized representatives during their entry and investigations prior to Closing. This indemnity shall survive the termination of this Agreement or the Closing Date for four years. Buyer acknowledges that it has been afforded the required access to the Property.

(B) Due Diligence Materials. Upon execution of the Agreement, Seller shall deliver or make available to Buyer true and correct copies of the documents in Seller’s possession related to the physical structure of the Building and the condition of the Property (collectively, “Due Diligence Materials”).

3.3 Title Covenants. To the best of Seller’s knowledge and ability, Seller shall maintain the legal title to the Property free from (1) any and all defects, and (2) any and all liens, encumbrances, and other recorded exceptions, other than the utility and access easements and the Agreed to Exceptions of record as of the end of the title review period defined above.

ARTICLE 4

BUYER’S CONDITIONS PRECEDENT

Anything in this Agreement to the contrary notwithstanding, Buyer’s obligation to acquire the Property and to perform other covenants and obligations prior to Closing shall be subject to and contingent upon the satisfaction of the following conditions precedent:

4.1 Approval of Documents. Review and approval by Buyer of the Due Diligence Materials and such other documents Buyer may have reasonably requested in writing from Seller.

Seller’s Initial: /s/ RB, JF & DZ

Buyer’s Initials: /s/ DD

4.2 Condition of the Property. Review and approval by Buyer of the condition of the Property, including soils, topography, geology, utilities, environmental, hazardous materials that shall be completed during the Feasibility Period. If Buyer disapproves of any of the physical aspects of the Property as a result of any reports or inspections made or received by Buyer, Buyer shall notify Seller immediately of the items disapproved before the expiration of the Feasibility Period. Seller shall then either inform Buyer that Seller will repair and correct such disapproved items prior to the Close of Escrow or will not address the items. At that time, Buyer may either terminate the Agreement, and receive a refund of all monies deposited, or proceed with the purchase of the Property.

4.3 Title Policy. Review and approval by Buyer of title as described above in Section 2.4 and the Title Company must unconditionally commit to issue a Title Policy as described herein.

4.4 Lender’s Approval of Buyer’s Assumption of Existing Debt Obligation. Symetra shall have approved in writing, upon terms acceptable to Buyer and accepted by Buyer in writing, Buyer’s assumption of the Existing Debt Obligation.

4.5 Amendment of Transfer and Assumption Rights. Buyer’s obligations hereunder are expressly conditioned upon an agreement in writing from Symetra (i) evidencing Buyer’s right to transfer the Property to any related or unrelated third party subject to the Existing Debt Obligation at least one-time following Buyer’s acquisition of the Property from Seller without allowing Symetra or any other holder of the Existing Debt Obligation to accelerate the maturity of the Existing Debt Obligation and without requiring the payment of any pre-payment fees or other penalties thereunder, except for customary and commercially reasonable fees or expenses charged for approval of the transfer and (ii) evidencing Buyer’s right to transfer the Property to any related party(ies) an unlimited number of times following Buyer’s acquisition of the Property from Seller subject to the Existing Debt Obligation without allowing Symetra or any other holder of the Existing Debt Obligation to accelerate the maturity of the Existing Debt Obligation and without requiring the payment of any pre-payment fees or other penalties thereunder except for customary and commercially reasonable fees or expenses charged for approval of the transfer.

4.6 Assignment. Buyer’s obligations hereunder are expressly conditioned upon a reasonably acceptable document in writing from Symetra or other holders of the Existing Debt Obligation evidencing Buyer’s right to assign this Agreement, without restriction, to any party related to Buyer (including, but not limited to, a buying group comprising individual employees of Buyer).

Seller’s Initial: /s/ RB, JF & DZ

Buyer’s Initials: /s/ DD

ARTICLE 5

REPRESENTATIONS & WARRANTIES

5.1 Seller Warranties. Seller hereby represents and warrants to Buyer as follows:

(A) Entity. With respect to Seller and its business:

(1) Organization. Seller is a duly formed and validly existing limited partnership and is qualified to do business in the State of California.

(2) Approvals. Seller is duly authorized to execute and deliver and perform this Agreement and all documents and instruments and the transaction contemplated hereby or incidental hereto without any other approval or consent from any other party or governing body; and this Agreement and the other documents required of Seller hereunder shall be binding on and enforceable against Seller.

(3) FIRPTA. Seller is not a foreign person or entity under section 1445 of the Internal Revenue Code, nor is any withholding required under California law in connection with the sale of the Property.

(B) Title. Seller is the owner of fee simple title to the Property. There are no options to purchase or rights of first offer or first refusal or similar agreements with any other party to acquire the Property or any interest therein. Seller makes no other representations or warranties as to title, other than those set forth herein.

(C) Occupancy Agreements. There is no lease, license, concession or other occupancy or use agreement or arrangement that affects any portion of the Property which cannot be cancelled or terminated by Seller prior to the Closing Date, other than the Lease Agreement.

(D) Service Contracts. There are no service, supply, maintenance, security, cable, management or other agreements affecting the Property, or the operation of any part thereof, which cannot be cancelled by Seller prior to the Closing Date.

(E) Due Diligence Materials. Copies of the Due Diligence Materials, which shall be delivered to Buyer by Seller as provided in this Agreement, are to the best of Seller’s actual knowledge, true, accurate and complete copies of all documents comprising the Due Diligence Materials; and there are no modifications or other agreements, written or oral, affecting the Due Diligence Materials other than as expressly set forth in the copies thereof so delivered to Buyer. To the best of Seller’s knowledge, no other documents exist that should be a part of the Due Diligence Materials.

(F) Litigation. There is no litigation, claim, audit, action, or proceeding pending or to the best of Seller’s actual knowledge, threatened before or by any court, public board or body or governmental or administrative agency or instrumentality affecting Seller or in any manner affecting title or the Property.

(G) Condemnation. There is no pending, or to the best of, Seller’s actual knowledge, threatened, condemnation, environmental, zoning or other land-use regulation proceeding against the Property or any portion thereof, nor does Seller or its agents have any actual knowledge or written notice of any public request, plans or proposals for changes in road grade,

Seller’s Initial: /s/ RB, JF & DZ

Buyer’s Initials: /s/ DD

access or other municipal improvements that may affect the Property or result in a tax, levy or assessment against the Property or otherwise detrimentally affect the use, operation or value of the Property.

(H) Environmental. With respect to environmental matters affecting the Property;

(1) To the best of Seller’s actual knowledge, the Property is not in violation of any of the Environmental Laws (hereinafter defined). Neither Seller nor to the best of Seller’s actual knowledge any third party, including, without limitation, any occupant at the Property, has engaged in any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under or in the Property, or transported any Hazardous Materials to, from or across the Property, nor has Seller provided written notice to any tenant regarding any such activity.

(2) Seller has not received written notice nor does Seller have actual knowledge that any Hazardous Materials have migrated from other properties upon or beneath the Property to be acquired by the Buyer under this Agreement;

(3) The term “Environmental Laws” shall mean any federal, state, local or administrative agency ordinance, law, rule, regulation, order or requirement relating to environmental conditions or Hazardous Materials. The term “Hazardous Materials” shall mean any substance, chemical, waste or other material which is listed, defined or otherwise identified as “hazardous” or “toxic” under any of the Environmental Laws, including, without limitation, formaldehyde, urea, polychlorinated biphenyls, petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel or mixture thereof, radon, mold, asbestos and any by-product of same.

As used herein, the phrase “to the best of Seller’s knowledge” or “to the best of Seller’s actual knowledge” means the actual (not constructive or imputed) personal knowledge of Dan Amend, Seller’s property management agent.

5.2 Buyer Warranties. Buyer hereby represents and warrants to Seller as follows:

(A) Organization. Buyer is a duly formed and validly existing Delaware corporation and is qualified to do business in the State of California.

(B) Approvals. Buyer is duly authorized to execute and deliver and perform this Agreement and all documents and instruments and the transaction contemplated hereby or incidental hereto without any other approval or consent from any other party.

(C) Satisfied Buyer. Buyer has satisfied itself in its investigation as to all aspects of the Property, including but not limited to title issues and the AS IS, WHERE IS and WITH ALL FAULTS, LIABILITIES, AND DEFECTS, LATENT OR OTHERWISE, KNOWN OR UNKNOWN condition of the Property, and Buyer is only relying on Seller’s warranties stated herein.

Seller’s Initial: /s/ RB, JF & DZ

Buyer’s Initials: /s/ DD

5.3 Warranties Applicable at Close of Escrow. The Parties hereby represent and warrant that their warranties stated herein shall be true and correct as of the Close of Escrow and Seller shall assign to Buyer all transferable warranties.

ARTICLE 6

“AS IS” CONDITION

6.1 “AS IS WITH ALL FAULTS” Condition. Buyer represents and warrants that Buyer has satisfied itself during the Feasibility Period, or prior to the Closing Date will satisfy itself, as to the physical, environmental, legal and economic condition of the Property and its suitability for the purposes intended by Buyer. Buyer acknowledges and agrees that Buyer is acquiring the Property on an “AS IS, WHERE IS” and “WITH ALL FAULTS, LIABILITIES, AND DEFECTS, LATENT OR OTHERWISE, KNOWN OR UNKNOWN” basis subject to all existing laws, ordinances, rules and regulations, and that neither Seller nor any of Seller’s officers, directors, employees, agents, representatives or attorneys have made any warranties, representations or statements regarding the availability of any approvals, or the laws, ordinances, rules or regulations of any governmental or quasi-governmental body, entity, district or agency having authority with respect to the ownership, possession, development, occupancy, condition and/or use of the Property. Except for those representations and warranties expressly set forth in this Agreement, Seller disclaims the making of any representations or warranties, express or implied, regarding the Property, the condition of the Property or matters-affecting the Property, including, without limitation, the physical condition of the Property, title to or boundaries of the Property, soil condition, the presence of hazardous waste, hazardous materials, toxic waste or other environmental matters, compliance with building, health, safety, land use or zoning laws, regulations and orders, structural or other engineering characteristics, traffic patterns and all other information pertaining to the Property. Buyer further acknowledges and agrees that no patent or latent physical condition, including, without limitation, any condition or contamination related to hazardous materials or waste materials, of the Property, whether known or unknown or discovered at a later date, shall affect the Purchase Price to be paid for the Property, be it through a right of set-off or reduction in the Purchase Price, and Buyer shall be obligated to close Escrow notwithstanding the condition of the Property after the Feasibility Period. Buyer moreover acknowledges that (a) Buyer has entered into this Agreement with the intention of making and relying upon its own or its expert’s investigation of the physical, environmental, economic and legal condition of the Property, including, without limitation, the compliance of the Property with laws and governmental regulations and the operation of the Property, and (b) that, except for those representations and warranties expressly set forth in this Agreement, Buyer is not relying on any representations or warranties made by Seller or anyone acting or claiming to act on Seller’s behalf. Buyer shall purchase the Property in its “AS IS, WHERE IS” and “WITH ALL FAULTS, LIABILITIES, AND DEFECTS, LATENT OR OTHERWISE, KNOWN OR UNKNOWN” condition on the Closing Date and assumes the risk that adverse physical, environmental, economic or legal conditions may not have been revealed by

Seller’s Initial: /s/ RB, JF & DZ

Buyer’s Initials: /s/ DD

its investigations. Seller shall have no liability for any subsequently discovered defects, whether latent or patent, except if such defect is caused by Seller or any of its employees or agents, or if such defect or discovery thereof is the subject of any breach of a representation or warranty made by Seller under section 5.1 of this Agreement. Except as otherwise set forth in this Agreement, Buyer hereby waives, releases, acquits and forever discharges Seller, Seller’s officers, directors, employees, agents, partners, and any other person acting on or in behalf of Seller, and the heirs, successors and assigns of each of the foregoing, of and from any and all claims, liabilities, obligations, demands actions, causes of action, rights, damages, costs, expenses or compensation whatsoever (collectively “Claims”), direct or indirect, known or unknown, foreseen or unforeseen, that Buyer now has, or which may arise in the future, on account of or in any way growing out of or connected with the conditions of the Property. Notwithstanding anything in this section or in this Agreement to the contrary, nothing herein shall relieve Seller of any fraud.

6.2 Survival. Buyer represents and warrants that the provisions of this Section 6 shall survive the Close of Escrow,

ARTICLE 7

RELEASE OR RETURN OF DEPOSIT AND DEFAULT

7.1 Release or Return of Deposit. If Buyer gives the Approval Notice and notifies Seller in writing that all of the conditions described in Article 4 have been satisfied or waived, the Deposit and the interest accrued thereon shall be nonrefundable and be immediately released to Seller by Escrow Agent on the day after Buyer gives the Approval Notice or the day after Buyer gives Seller the second notice described previously in this sentence, whichever occurs later, and without the requirement of any further instruction from the parties; provided, however, the amounts of the Deposit, except for the Independent Consideration, and the interest accrued thereon shall be applicable to the Purchase Price. If, on or before the expiration of the Feasibility Period, Buyer gives notice of its election not to proceed with purchasing the Property, the Deposit, except for the Independent Consideration, and the interest accrued thereon as of such date shall be immediately released to Buyer by Escrow Agent without the requirement of any further instruction from the Parties, whereupon this Agreement shall terminate. The Deposit shall be non-refundable unless the Closing does not occur due to a third-party’s inability to satisfy the Condition Precedents listed in Article 4 or perform as required by this Agreement, at which point the Deposit shall be returned to Buyer whether or not the Approval Notice or any other notice may have been given.

7.2 Seller’s Default. If the sale of the Property is not consummated because of a default under this Agreement on the part of Seller, Buyer shall have all remedies afforded by law and in equity, including the right of specific performance, and recovery of the Deposit, if previously released to Seller, all additional costs and expenses including, without limitation, reasonable attorneys’ fees incurred in connection therewith and in the delay in acquiring title to the Property as a result.

Seller’s Initial: /s/ RB, JF & DZ

Buyer’s Initials: /s/ DD

ARTICLE 8

GENERAL PROVISIONS

8.1 Notice. Any and all notices, elections, or demands permitted or required to be made under this Agreement shall be in writing and shall be sent by overnight courier service by a company regularly engaged in the business of delivering business packages or sent by registered or certified mail or by facsimile transmission (so long as confirmed by the appropriate automatic confirmation page), by electronic mail (so long as receipt is acknowledged or otherwise confirmed) or by courier to the other party at the address set forth below, or at such other address as may be supplied hi writing from time to time by either party to the other. The date of delivery or refusal thereof as evidenced by the courier’s or carrier’s receipt, shall be the effective date of such notice, election, or demand.

To Seller:

Bryan Family Partnership II, Ltd.

C/O Toeniskoetter Development

1960 The Alameda, Suite 20

San Jose, California 95126

Attention: Dan Amend

Telephone: 408-246-7500

Facsimile: 408-241-9983

E-mail: Dan@Toeniskoetter.com

With a Copy to:

Hoge, Fenton, Jones & Appel

60 S. Market St., Suite 1400

San Jose, CA 95113-2396

Attention: Sean A. Cottle

Telephone: 408-947-2404

Facsimile: 408-287-2583

E-mail: sac@hogefenton.com

To Buyer:

Barracuda Networks, Inc.

3175 Winchester Boulevard

Campbell, CA 95008

Attention: David Faugno

Telephone: 408-342-5357

Facsimile:

E-mail: dfaugno@baifacuda.com

Seller’s Initial: /s/ RB, JF & DZ

Buyer’s Initials: /s/ DD

Notice of change of address shall be given by written notice in the manner detailed in this Section 8.1. Rejection or other refusal to accept shall be deemed to constitute receipt of the notice, demand, request or communication sent.

8.2 Headings. The titles and headings of the various Articles and sections hereof are intended solely for means of reference and are not intended for any purpose whatsoever to modify, explain or place any construction on any of the provisions of this Agreement.

8.3 Severability. If any of the provisions of the Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement by the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every remaining provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

8.4 Attorneys’ Fees. If either party hereto fails to perform any of their obligations under this Agreement or if a dispute arises between the Parties concerning the meaning or interpretation of any provision of this Agreement, the defaulting party or the party not prevailing in such dispute shall pay reasonable costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing the rights hereunder, including, without limitation, ADR costs and reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in their favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such obligation is intended to be severable from the other provision of this Agreement and to survive and not be merged into any such judgment.

8.5 Integration. This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and may not be modified, amended or otherwise changed in any manner except by a writing executed by the party against whom enforcement is sought. All exhibits attached hereto are incorporated herein by reference. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

8.6 Successors and Assigns. This Agreement and all covenants, terms and provisions contained herein shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assignees.

8.7 Tax Deferred Exchange. Buyer and Seller each agree to cooperate with the other and any escrow agent or exchange facilitator selected by the other in facilitating an exchange under Section 1031 of the Internal Revenue Code of 1986, as most recently amended, undertaken by the other with respect to the Property, provided that: (A) consummation or accomplishment of such an exchange shall not be a condition precedent or a condition subsequent to either party’s obligations under this Agreement and shall not delay the Closing Date; (B) the party undertaking the exchange shall effect the exchange through an assignment of this Agreement, or their rights under this Agreement, to a qualified intermediary without release of the assigning party from any liability hereunder; (C) the party undertaking the exchange shall pay any additional out-of-pocket costs that

Seller’s Initial: /s/ RB, JF & DZ

Buyer’s Initials: /s/ DD

would not otherwise have been incurred by such party or the cooperating party had such party not undertaken such exchange; and (D) the cooperating party shall not be required to take an assignment of the purchase agreement for any exchange property or be required to acquire or hold title to any real property for purposes of consummating the exchange. Neither party by this Agreement or acquiescence to an exchange shall their rights under this Agreement affected or diminished in any manner or be responsible for compliance with or be deemed to have warranted to the other party that the exchange in fact complies with Section 1031 of the Internal Revenue Code, Exchanging party shall indemnify and hold the cooperating party harmless from any claims, costs or liabilities against the cooperating party, including attorney’s fees, arising out of or in connection with the exchange transaction.

8.8 Time of the Essence. Time is of the essence of every provision herein contained.

8.9 Construction. The Parties acknowledge that with respect to the transactions contemplated herein (A) each party and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits thereto; (B) neither party has received from the other any accounting, tax, legal or other advice, and (C) each party has relied solely upon the advise of their own accounting, tax, legal and other advisor.

8.10 Survival. All representations and warranties by the respective parties contained herein or made in writing pursuant to this Agreement are intended to and shall remain true and correct as of the time of Closing, shall be deemed to be material, and shall survive the Closing Date for period of one year from the Closing Date.

8.11 Counterparts. This Agreement may be executed in two or more counterparts, including any facsimile of same, each of which is deemed an original, but all of which when taken together shall constitute one agreement. Any facsimile signature shall constitute a valid and binding method for executing this document.

8.12 Day. The reference to “day” shall mean a calendar day, unless modified to be a business day. If the day upon which a certain event or time period (such as the Closing Date, or time to respond) falls or expires is a weekend or holiday, then the time period shall be automatically extended to the next business day. A holiday shall be deemed a day which is a legal holiday for national banks in Santa Clara County or a day when the recorder’s office in Santa Clara County is closed,

8.13 Assignment. Buyer may not assign its rights, obligations and interest in this Agreement to any other person or entity (“Assignee”) without first obtaining Seller’s prior written consent, which consent may be given or withheld in Seller’s sole discretion; provided, however, that such consent shall not be unreasonably withheld ‘so long as Symetra has approved the assumption of the Existing Debt Obligation by Assignee. Buyer may assign its interest in this Agreement so long as (i) Assignee is an affiliated entity of Buyer, (ii) Assignee assumes all of Buyer’s obligations under this Agreement and agrees to timely perform same pursuant to an assignment agreement in form

Seller’s Initial: /s/ RB, JF & DZ

Buyer’s Initials: /s/ DD

reasonably acceptable to Seller, (iii) Buyer delivers to Seller at least seven (7) business days prior to Closing (a) written notice of said proposed assignment and (b) a copy of the draft assignment agreement for Seller’s reasonable approval, and (iv) Assignee unconditionally ratifies and remakes all applicable covenants, indemnities, representations and warranties of Buyer made in or in connection with this Agreement, all of the foregoing for the express benefit and reliance of Seller. No assignment shall relieve Buyer from any liability or its obligations under this Agreement. Any attempted assignment not in compliance with the provisions of this Section shall be null and void. This Agreement shall inure to the benefit of and be binding upon the Parties to this Agreement and their respective successors and permitted assigns.

Seller’s Initial: /s/ RB, JF & DZ

Buyer’s Initials: /s/ DD

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

SELLER:

BRYAN FAMILY PARTNERSHIP II, LTD.

a California limited partnership

By:	BFZ, LLC, a California limited liability Company, General Partner

	By:	/s/ Ross E. Bryan
Ross E. Bryan, Managing Manager

	By:	/s/ John D. Frazer
John D. Frazer, Jr., Manager

	By:	/s/ Diana B. Zinser
Diana B. Zinser, Manager

BUYER:

BARRACUDA NETWORKS, INC.

a Delaware corporation

/s/ Dean Drako
By:	Dean Drako
Its:	CEO

Seller’s Initial: /s/ RB, JF & DZ

Buyer’s Initials: /s/ DD

EXHIBIT A

LEGAL DESCRIPTION OF THE REAL PROPERTY

Land and improvements situated in the City of Campbell, County of Santa Clara, State or California, described as follows:

PARCEL ONE, AS SHOWN ON THAT CERTAIN PARCEL MAP FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON OCTOBER 11, 1984 IN BOOK 535 OF MAPS, PAGES 24 AND 25.

EXCEPTING THEREFROM THAT THE INTEREST THEREOF AS CONVEYED TO THE CITY OF CAMPBELL, FOR STREET PURPOSES BY DEED RECORDED DECEMBER 10, 1984 IN BOOK J101, PAGE 321, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST EASTERLY CORNER OF PARCEL ONE AS SAID PARCEL IS SHOWN ON THAT CERTAIN PARCEL MAP FILED IN BOOK 535 OF MAPS AT PAGES 24 AND 25 IN THE OFFICE OF THE COUNTY RECORDER, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA. THENCE SOUTHWESTERLY FROM SAID CORNER SOUTH 31° 31’ 00” WEST 490.81 FEET ALONG THE SOUTHEASTERLY LINE OF SAID “PARCEL ONE” TO ITS MOST SOUTHERLY CORNER. THENCE NORTHWESTERLY FROM LAST SAID CORNER 67° 52’ 58” WEST 4.05 FEET ALONG THE SOUTHWESTERLY LINE OF SAID “PARCEL ONE” TO A POINT LYING DISTANT 4.00 FEET NORTHWESTERLY BY PERPENDICULAR. MEASUREMENT FROM SOUTHEASTERLY LINE OF SAID “PARCEL ONE.” THENCE NORTHEASTERLY FROM LAST SAID POINT AND ALONG LAST SAID PARALLEL LINE NORTH 31° 31’ 00” EAST 491.47 FEET TO A POINT LYING ON THE NORTHEASTERLY LINE OF SAID “PARCEL ONE.” THENCE SOUTHEASTERLY FROM LAST SAID POINT AND ALONG LAST SAID LINE SOUTH 58° 29’ 00” EAST 4.00 FEET RETURNING TO THE POINT OF BEGINNING.

APN: 406-21-019 and 406-21-016 and 406-21-017

Seller’s Initial: /s/ RB, JF & DZ

Buyer’s Initials: /s/ DD

EXHIBIT B

REAL ESTATE NOTE

(To be attached)

SYMETRA

Financial

Loan No. 1673

REAL ESTATE NOTE

$6,750,000.00	June 20, 2007

FOR VALUE RECEIVED, the undersigned (hereinafter called “Maker”) promises to pay to the order of Symetra Life Insurance Company, a Washington corporation, its successors and assigns, (hereinafter called “Holder”) at Mortgage Loan Dept., PO Box 84066, Seattle, WA 98124-8466, or at such other place as Holder may designate in writing, the principal sum of SIX MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 U.S. DOLLARS ($6,750,000.00), or so much thereof as may be advanced, together with interest on the unpaid principal balance from the date funds are first disbursed by Holder at the rate of 6.23% per annum. Principal and Interest shall be due and payable in one hundred nineteen (119) consecutive monthly payments of $44,445.00 each, commencing on the 1st day of August, 2007 and continuing on the same day of each month thereafter; plus a final payment in the amount of all unpaid principal and interest which shall be due and payable in full on July 1, 2017. Interest accrued from the date of first disbursement until July 1, 2007 shall be due at closing. All payments made on this Note shall be paid by a pre-authorized debit from Maker’s account using electronic funds transfer through the Automated Clearing House (“ACH”). The interest rate specified above assumes that monthly payments will be paid by Maker to Holder through ACH until this Note has been fully paid. If Maker at any time for any reason discontinues making payments through ACH, the interest rate specified above will be increased automatically by 1/16th of one percent (.0625%) for the remainder of the term to offset any additional expense to Holder. All payments made on this Note shall be applied at the option of Holder to any prepayment premium or late charges due hereunder, then no Interest, and then to the reduction of unpaid principal.

If any payment provided for herein is not paid on its due date or within five (5) days thereafter, Maker hereby agrees to pay to Holder a late charge equal to ten percent (10%) of the payment to defray the expenses incident to handling such delinquent payment. Payment of a late charge shall not relieve Maker of its obligation to pay all sums promptly when due, or cure any default, or in any way affect the exercise of Holder’s remedies.

This Note may be prepaid in full (and not in part) on any scheduled payment date, upon giving Holder ninety (90) days prior written notice, by paying, in addition to the outstanding-principal balance at the date of prepayment (plus all accrued interest and other sums due under the terms of the Security Documents, us defined herein), a “Prepayment Fee.” The Prepayment Fee is equal to the greater of:

(i) 1% of the principal prepaid (principal outstanding after application of payment due on date of prepayment) at the date of prepayment, or

(ii) the present value computed on a monthly basis as of the date of prepayment of all future principal and interest payments due under this Note (starting with the first monthly payment due after the prepayment date and including any balloon payments) using the Discount Rate (as defined below) less the principal prepaid. The Discount Rate (“DR”) is the rate which when compounded monthly, is equivalent to the Reinvestment Rate (as defined below) when compounded semi-annually. The DR shall be rounded to the nearest one hundredth of one percent. The Reinvestment Rate (“RR”) is the yield in percent per annum of the Treasury Constant Maturity (“TCM”) that equals the remaining Weighted Average Life (as defined below) of the Note as published 5 business days prior to the date of prepayment in the Federal Reserve Statistical Release H.15 Selected Interest Rates. The Weighted Average Life (“WAL”) of the Note is the average number of years that each dollar of unpaid principal due on the Note remains outstanding. WAL is computed as the weighted-averaged time to the receipt of all future cash flows, using as the weights the dollar amounts of the principal pay downs. The WAL shall be rounded to the second decimal place. If the remaining WAL of this Note does not equal any of the published TCM’s then the RR will be determined by interpolating linearly between two TCM’s, one having a maturity as close as possible to, but greater than the remaining WAL of this Note and one having a maturity as close as possible to, but less than the remaining WAL of this Note. The RR shall be rounded to the nearest one hundredth of one percent. If the Federal Reserve Statistical Release H.15 Selected Interest Rates is discontinued or no longer published, the Holder shall, in its sole discretion, designate some other daily financial or governmental publication national circulation to determine the RR which most nearly corresponds to the yield of the TCM Holder shall notify Maker of the amount and the basis of determination of the Prepayment Fee, which absent manifest error, shall be conclusive and binding upon Holder and Maker. No Prepayment Fee, shall be due if this Note is prepaid (a) during the 90 days prior to the maturity-date or (b) solely in connection with the application of Insurance proceeds or any condemnation award Maker waives any right of prepayment except as expressly provided herein.

This Note is secured by a Deed of Trust and an Assignment of Leases and Rents, each of even date herewith, encumbering certain real property located in the County of Santa Clara, State of California, (the “Premises”) and by any other Instruments, now or hereafter executed by Maker in favor of Holder, which in any manner constitute additional security for this Note (all of which are hereinafter called the “Security Documents”).

Time is of the essence in the performance by Maker of all obligations of this Note and the Security Documents. If Maker fails to make any payment within ten days of its due date, or defaults in the performance or observance of any of the terms, agreements, covenants or conditions contained in the Security Documents and fails to cure such default within the applicable cure period, if any, specified in the Security Documents, then, or at any time thereafter, the entire principal balance of this Note, irrespective of the maturity date specified herein, together with accrued interest thereon, and any applicable prepayment premium, shall, at the election of the Holder, without notice, become immediately due and payable. The principal balance of this Note shall thereafter bear interest at a default rate equal to six percent (6%) per annum above the interest rate then applicable hereunder until all defaults are cured.

Maker waives diligence, demand, presentment, protest and notice of dishonor. All endorsers and guarantors consent to any renewals, extensions or modifications of this Note, including the terms or times for payment; and further agree that any such renewal, extension or modification of this Note or the Security Documents or the release or substitution of any security for this Note or any other indulgences may be made without notice to any of said parties and shall not otherwise affect the liability of any party.

Holder has examined and relied upon the creditworthiness, financial strength, reputation, experience and managerial ability of Maker (and its owners and managers) with respect to owning, leasing and operating properties such as the Premises in agreeing to make the Loan to Maker, and will continue to rely on Maker as a means of preserving the value of the Premises as security. Except as provided below, if (i) the Premises or any pert thereof or interest therein he sold, transferred, leased (other than space lease without option to purchase), conveyed, traded, assigned, or otherwise alienated, or n contract of sale of other conveyance is entered into with respect thereto (each a “Conveyance”), or (ii) there is a change in the form of organization of, or transfer of a controlling interest in, Maker (each a “Change of Control”) without the prior written consent of Holder, then, upon the occurrence of any one or more of the foregoing events, and regardless of whether or not an event of default shall have occurred and be continuing under this Note or any Security Document, Holder may, at its option, declare the then outstanding principal balance evidenced by the Note plus accrued interest thereon, and any applicable delinquency charge. or prepayment premium, immediately due and payable or, at its sole option, it may consent to the Conveyance or Change of Control in writing and may increase the interest rate on the Note to the interest rate on which Holder would then commit to make a first mortgage loan with like terms and security, as determined by Holder in its sole discretion, and impose whatever other terms and conditions it may deem necessary to compensate it for the increased risk resulting from the Conveyance or Change of Control. Any increase in interest rate shall entitle Holder to increase monthly payments under this Note so that the increased monthly payments will fully amortize the unpaid principal balance of this Note over the unexpired amortization term of this Note. Any joint venture agreement, partnership agreement, declaration or revocation of trust, option agreement or other agreement whereby any other person or entity may become entitled, directly or indirectly, to the possession or enjoyment of the Premises (other than a space lease with no option to purchase), or the income or other benefits of the Premises, shall, in each case, be deemed to be a Conveyance or Change of Control for the purposes of this paragraph, and shall require prior written consent from the Holder. Any transfer of a partnership interest or interests in Maker which in tine aggregate over the term of this Note comprise less than 50% of the total partnership interests in Maker will not constitute a Conveyance or Change of Control, so long as no default has occurred and is continuing under this Note or the Security Documents, and the controlling interest in Maker does not change. Such transfers of partnership interests in Maker will not require approval of Holder but will acquire prior written notice to Holder.

Notwithstanding the foregoing, and provided Maker is not then in default under this Note, or any of the Security Documents, Maker shall have a one-time only right upon prior written notice to Holder, and payment of all expenses of Holder plus an assumption fee equal to one percent (1%) of the unpaid principal balance of the Note to convey the Premises to a transferee whose creditworthiness, financial strength, reputation, experience and property management ability with respect to the ownership, operation and leasing of properties similar to tine Premises are equal to or greater than Maker in the Judgment of Holder, which approval shall not be unreasonably withheld or delayed. If Holder withholds its approval because of the proposed transferee’s lack of creditworthiness, reputation, experience, property management ability or financial strength or other reasonable basis which Leads Holder to reasonably believe the Loan or the security would be impaired, Holder shall not be deemed to have unreasonably withheld its approval. As a condition of any consent by Holder, the transferee must fully assume in writing Maker’s obligations under this

Note and the Security Documents and Maker and any guarantors of the Indebtedness, except as set forth below, must agree in writing to remain fully bound. Any consent given by Holder shall not constitute consent to any other such transaction. If title to the Premises or any part thereof or interest therein becomes vested in a person or an entity other then Maker, whether or not Holder has given written consent, Holder may deal with such-successor or successors in interest with reference to the Note and Security Documents in the same manner as dealing with Maker, without in any way diminishing or discharging Maker’s obligations. Upon satisfaction of the other terms and conditions of this paragraph, Holder will release Maker and each guarantor of Maker’s obligations of personal liability under the Note and Security Documents upon a conveyance of the Premises to a transferee approved by Holder, as set forth herein, provided the loan-to-value ratio with respect to the Premises at such time is less than 50%. Calculation of the loan-to-value ratio shall be based on Holder’s reasonable business judgment. The transferee and its principals shall be liable for standard industry “carve-outs” with respect to the obligations of the Note and Security Documents and each must execute appropriate written Instruments incorporating those terms

In no event whatsoever shall the amount of interest received, charged or contracted for by Holder for the use, forbearance or detention of money exceed the highest lawful rate permissible under applicable law, it being the intent of Holder and Maker in the execution of this Note to contract in strict accordance with applicable usury laws. If Holder or any other holder of this Note shall ever receive as interest on the Indebtedness an amount which exceeds the maximum amount of interest permitted by applicable law, such excess amount shall be applied to reduction of the principal amount owing on the indebtedness so as to fully comply with such law. Without limiting the foregoing, all calculations of Interest shall be made, to the extent permitted by law, by prorating, allocating and spreading all Interest in equal parts over the full stated term of the Note. Any provision of this Note, or of any other agreement between Holder and Maker, that operates to bind, obligate, or compel the Maker to pay interest in excess of such maximum rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any contrary provision contained herein or in any other agreement between Holder and Maker.

No exercise by Holder, or delay or omission in the exercise by Holder, of any right or remedy hereunder or under the Security Documents, or otherwise afforded by applicable law, shall preclude, waive or limit the exercise of any right or remedy. Neither the acceptance by Holder of any partial payment, nor acceptance of a payment after the due date of such payment, shall be a waiver of Holder’s right to require prompt payment in full when due of all other sums payable hereunder or declare a default for failure to make prompt payment in full.

This Note shall be governed by the laws of the State of California and shall be the joint and several obligation of all markets, endorsers and guarantors binding upon them and their successors and assigns.

If an attorney is retained for collection or enforcement of this Note or the Security Documents, or defense of Holder’s interest in the Premises or Rents, Maker agrees to pay, in addition to the sums stated herein, all costs of collection and of suit and foreclosure, including reasonable attorney’s fees incurred by Holder in instituting, prosecuting or defending any such notion (including attorneys’ fees for (i) any appeal, (ii) relief from stay motions, cash collateral disputes, assumption/rejection motions and disputes regarding proposed disclosure statements and plans in any bankruptcy proceeding and (iii) any other judicial or nonjudicial proceeding or arbitration).

MAKER ACKNOWLEDGES RECEIPT Or A COPY OF THIS REAL ESTATE NOTE.

MAKER:

BRYAN FAMILY PARTNERSHIP II, LTD, a California limited partnership

By:	BFZ, LLC, a Californialimited liability company, its General Partner

	By:	/s/ Robert A. Frazer
Robert A. Frazer, Manager

	By:	/s/ John D. Frazer Jr.
John D. Frazer, Jr., Manager

MAILING ADDRESS:

BRYAN FAMILY PARTNERSHIP II, LTD

c/o Toeniskoetter & Breeding, Inc. – Attn: Dan Amend

1960 The Alameda

San Jose, CA 95126

EXHIBIT C

DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND

FIXTURE

(To be attached)

Seller’s Initial: /s/ RB, JF & DZ
Buyer’s Initials: /s/ DD

First American Title Company

Escrow No. NCS-296567-SC	FIRST AMERICAN TITLE COMPANY
Recorded at the Request of	HEREBY CERTIFIES THAT THIS IS A
And After Recording Return To:	TRUE AND CORRECT COPY OF THE ORIGINAL DOCUMENT

Symetra Life Insurance Company
Mortgage Loan Department
PO Box 84066	BY:
Seattle, WA 98124-8466	RECORDED:
Loan No.1673	SERIES NO:

APN: 406-21-019, 406-21-016 & 406-21-017

DEED OF TRUST, ASSIGNMENT OF RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEIVIENT AND FIXTURE FILING, (“Deed of Trust”) is made as of June 20, 2007, by BRYAN FAMILY PARTNERSHIP II, LTD., a California limited partnership, (“Trustor”), whose address is c/o Toeniskoetter & Breeding, Inc., 1960 The Alameda, San Jose, CA 95126, Attn: Dan Amend, to FIRST AMERICAN TITLE INSURANCE COMPANY, a corporation, (“Trustee”), whose address is 1737 North First Street, Suite 500, San Jose, CA 95112, for the benefit of Symetra Life insurance Company, a Washington corporation, (“Beneficiary”), whose mailing address is Mortgage Loan Department, PO Box 84066, Seattle, WA 98124-8466.

WITNESSETH: Trustor irrevocably grants, bargains, sells, warrants and transfers to Trustee in trust in fee simple, WITH POWER OF SALE, all right, title and interest of Trustor in, to, under and derived from the following described real property and rights, including any after acquired interest therein, situated in Santa Clara County, State of California:

SEE ATTACHED EXHIBIT “A” WHICH IS INCORPORATED HEREIN BY THIS REFERENCE FOR A FULL LEGAL DESCRIPTION OF THE PROPERTY (the “Premises”).

together with all buildings, structures, fixtures and improvements now or hereafter erected or placed thereon, and all water rights, rights of way, casements, rents, issues, profits, income, tenements, hereditaments, privileges, and appurtenances thereunto belonging now or hereafter used or enjoyed with said Premises, or any part thereof, and the reversion and reversions, remainder and remainders thereof, and all other estate, property and rights hereinafter described, including without limitation, (a) all land lying in streets, ways, alleys, water courses and roads adjoining the Premises, and all access rights and easements pertaining to the Premises; (b) all the lands, privileges, reversions, remainders, and water rights and stock, oil and gas rights, royalties, minerals and mineral rights belonging or in any way pertaining to the Premises; (c) all fixtures, materials, machinery, fittings and other property now or hereafter attached to or used in the operation of the Premises which shall be deemed part of the Premises and not severable wholly or in part without material injury to the property (including, but not limited to, heating and incinerating apparatus and equipment, boilers, generating equipment, piping and plumbing fixtures, cooling, ventilating, sprinkling and vacuum cleaning systems, fire extinguishing apparatus, carpeting, elevators, escalators, partitions, window shades, blinds, screens, furnishings or public spaces, halls and lobbies, and shrubbery and plants); (d) all existing and future leases of the Premises (including extensions, renewals and subleases), all agreements for use and occupancy of the Premises (all such leases and agreements whether written or oral, are hereafter referred to as the “Leases”); (e) all rents, issues, revenues and profits of the Premises, and all proceeds payable as a result of a tenant’s exercise of an option to purchase the property, all proceeds derived from the sale, conveyance or transfer of the Premises or any part thereof, all proceeds derived from the termination or rejection of any Lease in a bankruptcy or other insolvency proceeding, and all proceeds from any rights and claims of any kind which Trustor may have against any tenant under the Leases or any occupants of the property (all of the above are hereafter collectively referred to as the “Rents”); (f) all compensation, awards, damages, causes of action and proceeds (including insurance proceeds) arising out of or relating to a taking or damaging of the Premises by reason of any public. or private improvement, condemnation proceeding, fire, earthquake or other casualty, injury or decrease in the value of the Premises, and any claims, causes of action and rights arising from damage to the Property, including without limitation, claims for construction defects; and (g) all contracts and agreements pertaining to or affecting the Premises including management and operating agreements; and all additions, accessions, replacements, substitutions, and proceeds of any of the foregoing (all of the foregoing interests and rights together with the Premises are hereinafter collectively referred to as the “Property”).

For the Purpose of Securing:

(a) the payment of the indebtedness evidenced by a Real Estate Note of even date hereof in the principal amount of $6,750,000.00 made by Trustor (the “Note”), payable to the order of Beneficiary at the times, in the manner and with interest as therein set forth, and any extensions, renewals, modifications or substitutions of the Note; (b) the performance of each agreement of Trustor herein or in the Loan Documents contained; (c) the payment of such additional loans or advances as hereafter may be made to Trustor, or its successors or assigns, when evidenced by a promissory note or notes reciting that they are secured by this Deed of Trust; and (d) the payment of all sums expended or advanced by Beneficiary under or pursuant to the terms hereof, together with interest as herein provided.

As used in this Deed of Trust, the “Loan Documents” shall mean the Note, this Deed of Trust, the Assignment of Leases and Rents (the “Assignment of Leases and Rents”), and the other documents and instruments executed and delivered in connection therewith. The principal amount of the Note, interest thereon, and all other sums advanced or clue hereunder and thereunder are collectively referred to herein as the “Loan”.

TO MAINTAIN AND PROTECT THE SECURITY OF THIS DEED OF TRUST, TO SECURE THE FULL AND TIMELY PERFORMANCE BY TRUSTOR OF ALL OBLIGATIONS, COVENANTS AND AGREEMENTS OE THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS, TRUSTOR REPRESENTS, WARRANTS AND COVENANTS AS FOLLOWS:

1. Personal Property Security. Trustor hereby grants to Beneficiary a security interest in that portion of the Property not deemed to be real property for the purpose of seeming performance of all of Trustor’s obligations under the Loan Documents.

2. Security Agreement. This Deed of Trust shall also constitute a Security Agreement as that term is used in the California Commercial Code (“UCC”) or other law applicable to the creation of’ liens or security interests in personal property with respect to any Property not deemed to be real property which is described herein, or in any way connected with the use and enjoyment of the Property, and the remedies for any violation of the covenants, terms and conditions of’ the agreements herein contained shall be as specified in the UCC or at law. Trustor authorizes Beneficiary to file one or more financing statements under the UCC with Trustor as Debtor and Beneficiary as Secured Party to perfect or give public notice of the security interest granted herein. Trustor and Beneficiary agree that the filing of a financing statement in the records normally having to do with personal property shall not be construed as in anywise derogating from or impairing the lien of this Deed of Trust.

3. Performance of Obligations. Trustor agrees to timely pay all sums when due pursuant to the Note and the Loan Documents without deduction or credit for taxes, insurance and other charges paid by Trustor, and strictly comply with all the terms and conditions of the Loan Documents.

4. Warranty of Title. Trustor warrants to Beneficiary that Trustor has good and marketable title to an indefeasible fee simple estate in the Premises, subject to no liens, encumbrances, easements, assessments, security interests, claims or defects of any kind except easements of record, recorded declarations, restrictions, reservations and covenants, if any, approved by Beneficiary in writing as specific exceptions in Beneficiary’s title insurance policy, and real estate taxes for the current year, a lien not yet payable (the “Permitted Exceptions”). Neither the real estate taxes nor any Permitted Exceptions are delinquent or in default. Trustor has the right to convey the Premises to Trustee for the benefit of Beneficiary, and the right to grant a security interest in the personal property security. Trustor will warrant and defend title to the Property and will defend the validity and priority of the lien of this Deed of Trust and the security interest granted herein against any claims or demands.

5. Prohibited Liens. Trustor shall not permit any governmental or statutory liens (including tax and mechanic’s and materialmen’s liens) to be filed against the Property except for real estate taxes and assessments not yet due and liens permitted by the Loan Documents or approved by Beneficiary in writing.

6. Payment of Fees and Taxes and Other Liens and Assessments; Contest. Trustor shall pay all filing, registration and recording fees, stamp and documentation taxes, and other fees, taxes, duties, imposts, and other charges incident to, arising from, or in connection with the preparation, execution, delivery or recording of any Loan Document. Trustor shall pay the real estate taxes and any assessments with respect to the Property at least ten (10) days prior to delinquency unless otherwise agreed to in writing by Beneficiary. After timely notice to Beneficiary, Trustor shall have the right to contest any real property tax or special assessment on the Property by appropriate proceedings so long as (a) no default has occurred and is continuing under the Note, this Deed or any of the other Loan Documents; (b) Trustor makes any payment or deposit or posts any bond as and when required as a condition of pursuing such contest; (c) Trustor commences such contest prior to such tax or assessment becoming delinquent, and continuously pursues same in good faith with due diligence; (d) such contest or any bond furnished by Trustor stays the foreclosure and enforcement of any lien securing the payment of any such tax or assessment; and (e) Trustor pays any tax or assessment within ten (10) days following the resolution of such contest. All other encumbrance charges, fees, and liens affecting the Property, including mortgages and deeds of trust, whether prior to or subordinate to the lien of this Deed of Trust, shall be paid when due and shall not be in default. On request Trustor shall furnish receipts or other evidence of payment of these items.

7. Maintenance; No Waste. Trustor shall protect and preserve the Property and maintain it in good condition and repair. Trustor shall do all acts and take all precautions which, from the character and use of the Property, are reasonable, proper or necessary to preserve and maintain the Property in the state in which it exists on the date hereof, reasonable wear and tear from ordinary use alone excepted. Trustor shall not commit or permit any waste of the Property, or suffer or permit any condition to exist which will (i) increase the risk of fire or other hazard to the Property, or (ii) invalidate or allow cancellation of any insurance policy covering the Property.

8. Alterations, Removal and Demolition. Trustor shall not, nor permit others to, structurally alter, remove or demolish any building or improvement on the Property without Beneficiary’s prior written consent. Trustor shall not remove any fixture or other item or property which is part of the Property without Beneficiary’s prior written consent unless the fixture or item of property is immediately replaced by an article of equal value and utility owned by Trustor free and clear of any lien or security interest.

9. Completion, Repair and Restoration. Trustor shall promptly complete or repair and restore in good workmanlike manner any building or improvement on the Property which may be constructed or damaged or destroyed and shall pay all costs incurred therefor.

10. Compliance with Laws. The Premises are zoned for its existing or contemplated use, and are in present compliance with all zoning and subdivision laws, regulations, and ordinances applicable thereto. Trustor shall comply with all laws, ordinances, regulations, covenants, conditions, declarations, and restrictions affecting the Premises and shall not commit or permit any act upon or concerning the Premises in violation of any such laws, ordinances, regulations, covenants, declarations, and restrictions. Without limiting the foregoing, Trustor represents and covenants that the Property is in present compliance with, and in the future shall fully comply with, as applicable, the Americans With Disabilities Act of 1990 (42 USC 12101, et seq.), as amended from time to time, and the rules and regulations adopted pursuant thereto.

11. Impairment of Property. Trustor shall not, without Beneficiary’s prior written consent, change the general nature of the use of the Property, initiate, acquire or permit any change in any public or private restrictions (including a zoning reclassification) limiting the uses which may be made of the Property, or take or permit any notion which would impair the value of the Property or Beneficiary’s lien or security interest in the Property.

12. Inspection of Property. Beneficiary or its authorized representative may inspect the Property at reasonable times after reasonable notice.

13. Trustor’s Defense of Property. Trustor shall appear in and defend any action or proceeding which may affect the Property or the rights or powers of Beneficiary or Trustee.

14. Beneficiary’s Right to Protect Property. Beneficiary may commence, appear in, and defend any action or proceeding which may affect the Property or the rights or powers of Beneficiary or Trustee if Trustor fails to undertake such actions after reasonable notice from Beneficiary. Beneficiary may pay, purchase, contest or compromise any encumbrance, charge or lien which in its judgment appears to be prior or superior to the lien of this Deed of Trust and Trustor shall promptly reimburse Beneficiary therefor. If Trustor fails to make any payment or do any act required under the Loan Documents, including without limitation, payment of taxes and assessments and maintenance of insurance on the Property, Beneficiary, without any obligation to do so, but without releasing Trustor from any obligations under the Loan Documents, may make the payment or cause the act to be performed in such manner and to such extent as Beneficiary may deem necessary to protect Beneficiary’s interest in the Property. Beneficiary is authorized to enter upon the Property for such purposes. In exercising any of these powers Beneficiary may incur such expenses, in its absolute discretion, it deems necessary.

15. Repayment of Beneficiary’s Expenditures. Trustor shall pay within 10 days after written notice from Beneficiary all sums expended by and all costs and expenses incurred by Beneficiary in taking any actions or exercising any remedies pursuant to the Loan Documents including attorneys’ fees, appraisal and inspection fees, and the costs for title reports. Expenditures by Beneficiary shall bear interest from the date of such advance or expenditure at the default rate specified in the Note, shall constitute advances made under this Deed of Trust and shall be secured by and have the same priority as the lien of this Deed of Trust. If Trustor falls to pay any such expenditures, costs and expenses and interest thereon, Beneficiary may, at its option, without foreclosing the lien of this Deed of Trust, commence an independent action against Trustor for the recovery of the expenditures and advance any undisbursed loan proceeds to pay the expenditures.

16. Due On Sale or Transfer Change of Control. Beneficiary has examined and relied upon the creditworthiness, financial strength, reputation, experience and managerial ability of Trustor (and its owners and managers) with respect to owning, leasing and operating properties such as the Property in agreeing to make the Loan to Trustor, and will continue to rely on Trustor as a means of preserving the value of the Property as security. If (i) the Property or any part thereof or interest therein is sold, transferred, leased (other than space lease without option to purchase), conveyed, traded, assigned, or otherwise alienated whether voluntarily or involuntarily, or a contract of sale or other conveyance is entered into with respect thereto (each a “Conveyance”), or (ii) there is a change in the form of organization of, or transfer of a controlling interest in, Trustor (each a “Change of Control”), without the prior written consent of Beneficiary, then, upon the occurrence of any one or more of the foregoing events, and regardless of whether or not an event of default shall have occurred and be continuing under the Note or this Deed of Trust or any other Loan Document, Beneficiary may, at its option, declare the then outstanding principal balance evidenced by the Note plus accrued interest thereon, and any applicable delinquency charge or prepayment premium, immediately due and payable or at its sole option, it may consent to the Conveyance or Change of

Control in writing and may increase the interest rate on the Note to the interest rate on which Beneficiary would then commit to make a first mortgage loan of similar character with like terms and security, as determined by Beneficiary in its sole discretion, and impose whatever other terms and conditions it may deem necessary to compensate or protect it for the increased risk resulting from the Conveyance or Change of Control. Such increase in interest rate shall entitle Beneficiary to increase monthly payments under the Note so that the increased monthly payments will fully amortize the unpaid principal balance of the Note over the unexpired amortization term. Any joint venture agreement, partnership agreement, declaration or revocation of trust, option agreement or other agreement whereby any other person or entity may become entitled, directly or indirectly, to the possession or enjoyment of the Property (other than a space lease without option to purchase), or the income or other benefits of the Property, shall, in each case, be deemed to be a Conveyance for the purposes of this paragraph, and shall require prior written consent from the Beneficiary. Any transfer of a partnership interest or interests in Trustor which in the aggregate over the term of the Note comprise less than 50% of the total partnership interests in Trustor will not constitute a Conveyance or Change of Control, so long as no default under this Note or the other Loan Documents has occurred and is controlling, and the controlling interest in Trustor does not change. Such transfers of partnership interests will not require approval of Beneficiary but will require prior written notice to Beneficiary. Notwithstanding the foregoing, and provided Trustor is not then in default under the Note, this Deed of Trust or any of the other Loan Documents, Trustor shall have a one-time only right upon prior written notice to Beneficiary and payment of all expenses of Beneficiary plus an assumption fee equal to one percent (1%) of the unpaid principal balance of the Note to convey the Premises to a transferee whose creditworthiness, financial strength, reputation, experience and property management ability with respect to the ownership, operation and leasing of properties similar to the Property are equal to or greater than Trustor in the judgment of Beneficiary, which approval shall not be unreasonably withheld or delayed. If Beneficiary withholds its approval because of the proposed transferee’s lack of creditworthiness, reputation, experience, property management ability or financial strength or other reasonable basis which leads Beneficiary to reasonably believe the Loan or the security would be impaired, Beneficiary shall not be deemed to have unreasonably withheld its acceptance. Any transferee must fully assume in writing Trustor’s obligations under the Note and the Loan Documents in a form satisfactory to Beneficiary and Trustor and any guarantors must agree in writing to remain fully bound. Any approval given by Beneficiary shall not constitute an approval of any future such transaction. If ownership of the Property or any part thereof or interest therein becomes vested in a person or an entity other than Trustor, whether or not Beneficiary has given written consent, Beneficiary may deal with such successor or successors in interest with reference to this Deed of Trust and the Loan, in the same manner as with Trustor, without in any way diminishing or discharging Trustor’s obligations. Upon satisfaction of the other terms and conditions of this Section 16, Beneficiary will release Trustor and each guarantor of Trustor’s obligations of personal liability under the Loan Documents upon a sale of the Property to an assuming buyer approved by Beneficiary, provided that the loan-to-value ratio with respect to the Property at such time is less than 50%. Calculation of the loan-to-value ratio shall be based on Beneficiary’s reasonable business judgment. The assuming buyer and its principals shall be liable for standard industry “carve-outs” with respect to the Loan and each must execute appropriate written instruments incorporating those terms.

17. No Other Encumbrances; Due On Encumbrance. At no time while the Loan remains unpaid, shall Trustor create, assume, or suffer to exist on the Property, or any part thereof, any mortgage, trust deed or other security instrument (other than this Deed of Trust) without first obtaining the prior written consent of Beneficiary. Trustor agrees that should the Property or any part thereof at any time be or become subject to the lien of any other mortgage or deed of trust or subject to any other encumbrance, pledge, or security interest (except with the prior written consent of Beneficiary), the whole of the principal and interest secured hereby and any applicable delinquency charge or prepayment premium shall, at the option of the Beneficiary, become immediately due and payable. Whether or not the consent of Beneficiary has been obtained, Trustor, for itself and for all future owners of the Property, agrees that this Deed of Trust may be modified, varied, extended, renewed, or reinstated at any time by agreement between the holder of this Deed of Trust and Trustor, or the then owner of the Property, without notice to, or the consent of, any subordinate mortgagee, beneficiary or lienor, and any such modification, variance, extension, renewal, or reinstatement shall be binding upon such subordinate mortgagee, beneficiary or lienor with the same force and effect as if such subordinate mortgagee, beneficiary or lienor had consented thereto

18. Insurance. Without limiting the generality of any other provision contained in this Deed of Trust, Trustor shall procure and continuously maintain “All Risk” property insurance on the Property with premiums prepaid providing 100% replacement cost coverage and insuring against loss by fire, smoke, explosion, riot, lightning, hail, windstorm, vandalism and other risks covered by the broadest form of extended coverage available from time to time, loss of rents/income or business interruption (if owner occupied) coverage for a minimum of one year, and earthquake coverage to the extent required by Beneficiary in the exercise of its business judgment in light of commercial real estate practices by institutional lenders existing in the general vicinity where the Property is located at the time the insurance is issued, and coverage for such other perils and risks as may be reasonably required by Beneficiary from time to time. If the Property is over designated as having special flood hazards or any other designation which would make the Property subject to the National Flood Insurance Act of 1968 or the Federal flood Disaster Protection Act of 1973, as amended, modified, supplemented, or replaced from time to time, or any similar law, Trustor agrees to do everything reasonably necessary to comply with the requirements of said law and related regulations in order that flood insurance will be available to Trustor, and to obtain and maintain for the benefit of Beneficiary such an insurance policy in form, amount and content satisfactory to Beneficiary. Trustor shall also procure and maintain occurrence form commercial general liability insurance against bodily injury or death or property damage occurring in, upon or about, or resulting from, the Property with limits in such amounts as are acceptable to Beneficiary, but in no event less than $2,000,000 combined single limit per occurrence and $2,000,000 general aggregate, naming Beneficiary as an additional insured on a non-contributory basis. All insurance shall be with companies licensed to do business in California satisfactory to Beneficiary having an A.M. Best rating of B+VI or better and in such amounts and with deductibles acceptable to Beneficiary with lender’s loss payable clauses (438 BFU or equivalent) in favor of and in form satisfactory to Beneficiary. Each policy must provide no less than thirty (30) days prior written notice to Beneficiary of any cancellation, non-renewal or material change. No approval by Beneficiary of the amount, type or form of any insurance may be construed to be a representation or warranty by Beneficiary of its sufficiency. At least 30 days prior to the expiration of the term of any insurance policy, Trustor shall furnish Beneficiary with written evidence of renewal or issuance of a satisfactory replacement policy. If requested, Trustor shall deliver copies of all policies to Beneficiary. In the event of foreclosure of this Deed of Trust all interest of Trustor in any insurance policies pertaining to the Property and in any claims against the policies and in any proceeds due under the policies shall pass to Beneficiary.

19. Condemnation and Insurance Proceeds. All insurance proceeds and condemnation awards with respect to the Property are assigned to Beneficiary as additional security. Trustor shall give immediate notice to Beneficiary of any condemnation proceeding, or material loss or damage to the Property in excess of $50,000 (“Material Loss”). Trustor shall have the right to settle and receive the proceeds payable with respect to a condemnation, loss or damage except for a Material Loss. With respect to a Material Loss, all proceeds payable as a result of a condemnation, or material loss or damage shall be paid to Beneficiary and applied to repair or restore the Property, provided no event of default has occurred and is continuing under this Deed of Trust, and such repair or restoration is economically feasible and the security of this Deed of Trust is not impaired. Upon a Material Loss to such an extent as would make repair uneconomical, or if a default under this Deed of Trust shall have occurred and be continuing at the time of such condemnation or loss, or if less than two years remains on the unexpired term of the Note, Beneficiary shall, at its option, after deducting its expenses including attorney’s fees, (a) apply all or part of the proceeds against the sums owed under the Loan Documents including the Note whether or not (i) the sums are actually due or (ii) the security is impaired, and without affecting the due dates or amount of payments thereafter due under the Note, or (b) release all or any part of the proceeds to Trustor, or (c) permit all or any part of the proceeds to be used for repair and restoration of the Property on such conditions as Beneficiary may impose including evidence of sufficient funds to complete the work, approval of the plans and specifications and periodic disbursement of the proceeds during the course of repair and restoration.

20. Leases. The terms of all now Leases of the Property must be acceptable to Beneficiary. Trustor shall fully comply with all of the terms, conditions and provision of the Leases so that no breach shall occur and do all that is necessary to preserve all the Leases in force. With respect to any Lease involving an initial term of three years or more, Trustor shall not without the prior written consent of Beneficiary, modify or amend the Lease for a lesser rental or term, accelerate the payment of rent, change the terms of any renewal option, or accept surrender of the Lease or terminate the Lease except in accordance with the terms of the lease providing for termination in the event of default. Any proceeds or damages resulting from a tenant’s default under any such Lease, at Beneficiary’s option, shall be paid to Beneficiary and applied against sums owed under the Loan Documents even though such sums may not be due and payable. Except for the lien of real estate taxes and assessments, Trustor shall not permit any lien to be created against the Property which may be or may become prior to any Lease. If the Property is partially condemned or suffers a casualty, Trustor shall promptly repair and restore the Property in order to comply with the Leases.

21. Assignment of Leases and Rents; Trustor’s Right to Collect. Trustor hereby absolutely and irrevocably assigns to Beneficiary all Trustor’s interest in the Rents and Leases. This assignment shall be subject to the terms and conditions of any separate Assignment of Leases and Rents, whenever executed, in favor of Beneficiary and covering the Premises. Unless otherwise provided in any separate Assignment of Leases and Rents, and so long as Trustor is not in default under the Loan Documents, Trustor may collect the Rents as they become due. Trustor shall use the Rents to pay normal operating expenses for the Property and sums due and payments required under the Loan Documents. No Rents shall be collected more than two months in advance of the due date. Trustor warrants that it has made no prior assignment of the Rents or Leases and will make no subsequent assignment without the prior written consent of Beneficiary. Trustor’s right to collect the Rents shall not constitute Beneficiary’s consent to the use of cash collateral in any bankruptcy proceeding.

22. Beneficiary’s Right to Collect Rents. If a default has occurred under the Loan Documents and has not been cured after any applicable notice and cure period specified in the Loan Documents, Beneficiary shall have all the rights set forth in California Civil Code Section 2938, and Beneficiary or its agents, or a court appointed receiver, may collect the Rents without further notice to Trustor. In doing so, Beneficiary may (a) evict tenants for nonpayment of rent, (b) terminate in any lawful manner any tenancy or occupancy, (c) lease the Premises in the name of the then owner on such terms as it may deem best and (d) institute proceedings against any tenant for past due rent. The Rents received shall be applied to payment of the costs and expenses of collecting the Rents, including a reasonable fee to Beneficiary, a receiver or an agent, operating expenses for the Property and any sums due or payments required under the Loan Documents, in such amounts as Beneficiary may determine. Any excess shall be paid to Trustor, however, Beneficiary may withhold from any excess a reasonable amount to pay sums anticipated to become due which exceed the anticipated future Rents. Beneficiary’s failure to collect or discontinuing collection at any time shall not in any manner affect the subsequent enforcement by Beneficiary of its rights to collect the Rents. The collection or application of the Rents shall not cure or waive any default under the Loan Documents. Beneficiary or a receiver shall have no obligation in perform any of Trustor’s obligations under the Leases. In exercising its rights under this section Beneficiary shall be liable only for the proper application of and accounting for the Rents collected by Beneficiary or its agents. Any Rents paid to Beneficiary or a receiver shall be credited against the amount due from the tenant under the Lease. In the event any tenant under the Lease becomes the subject of any proceeding under the Bankruptcy Code or any other federal, state or local statute which provides for the possible termination or rejection of the leases assigned hereby, Trustor covenants and agrees that in the event any of the Leases are so rejected, no damages settlement shall be made without the prior written consent of Beneficiary; any check in payment of damages for rejection or termination of any such Lease will be made payable to both the Trustor and Beneficiary; and Trustor hereby assigns any such payment to Beneficiary and further covenants and agrees that upon request of Beneficiary, it will duly endorse to the order of Beneficiary any such check, the proceeds of which will be applied to the Loan in such manner as Beneficiary may elect.

23. Fixture Filling. This Deed of Trust shall also serve as a financing statement filed for record in the real estate records as a fixture filing pursuant to the UCC with Trustor being named as the Debtor and the Beneficiary being named as the Secured Party and the Property being the collateral.

24. Late Charge. In the event that any payment or portion thereof is not paid within five (5) days commencing with the date it is due, Beneficiary may collect, and Trustor agrees to pay a “late charge” of 10% of the delinquent payment, but not to exceed the highest such charge permitted by applicable law. This late charge shall apply individually to each payment past due. Payment of a late charge shall not relieve the Trustor of the obligation to make payments on or before the date on which they are due, or cure any default, or in any way affect Beneficiary’s remedies pursuant to the terms of the Note secured hereby or this Deed of Trust.

25. Default; Remedies. TIME IS OF THE ESSENCE HEREOF. If Trustor fails to pay any installment of principal or interest on the Note within ten (10) days of the date the same is due and payable, or fails to pay when due any taxes, assessments or insurance premiums or any lien or charge upon the Property, or if Trustor fails to perform or observe any other, covenant or agreement of Trustor contained in this Deed of Trust or in the Loan Documents for more than thirty (30) days after receipt of written notice specifying such default, or if any representation or warranty made by Trustor or any guarantor of the Note was materially false or misleading at the time it was made, or if Trustor or any guarantor fails to disclose any material fact, or if Trustor falls to provide or maintain the insurance required by this Deed of Trust, or fails to perform or observe any other obligation of Trustor to Beneficiary when due, or makes an assignment for the benefit of creditors, or if a petition in bankruptcy is filed by or against Trustor and is not dismissed within sixty (60) days, or if Trustor is dissolved, changes its form of legal entity or ceases doing business as a going concern, or if any guarantor of the Loan revokes, or attempts to revoke, its guaranty, or is the subject of a petition in bankruptcy or other insolvency proceeding, or if a Conveyance has occurred without the prior written consent of Beneficiary, or a Change of Control has occurred with respect to Trustor or any guarantor without the prior written consent of Beneficiary, then and in any such event (each of such events being a default by Trustor under this Deed of Trust for all purposes of this Deed of Trust, including the acceleration previsions contained in the Note), the entire unpaid principal balance of the Loan with interest thereon, at the option of the Beneficiary or the holder of the Note, shall become immediately due and payable and Beneficiary may exercise its rights and remedies under the Loan Documents and applicable law. Without limiting the foregoing, Beneficiary may enter upon the Property, exclude Trustor and its employees therefrom, and having and holding same, may use, operate, manage and control the Property and conduct the business thereof. Upon entry, Beneficiary may maintain and restore the Property, and make repairs and improvements as Beneficiary may deem necessary. Beneficiary may cause Trustee to execute a written notice of default and of election to cause the Property to be sold to satisfy the indebtedness and obligations hereof, and Trustee shall file such notice of record in each county wherein the Property or some part or parcel thereof is situated. Beneficiary shall deposit with Trustee the Note and all other documents evidencing expenditures secured hereby. After lapse of such time as may then be required by law following the recordation of said notice of default, and notice of default and notice of sale having been given as then required by law, Trustee, without demand on Trustor, shall sell the Property on the date and at the time and place designated in said notice of sale, either as a whole or in separate parcels, and in such order as it may determine (but subject to any statutory right of Trustor to direct the order in which the Property, if consisting of several lots or parcels, shall be sold), at public auction to the highest bidder, the purchase price payable in lawful money of the United States at the time of sale. The person conducting the sale may, for any cause he deems expedient, postpone the sale from time to time until it shall be completed, and in every such case, notice of postponement shall be given by public declaration thereof by such person at the time and place last appointed for the sale; provided, if the sale is postponed for longer than seventy-two (72) hours beyond the day designated in the notice of sale, notice thereof shall be given in the same manner as the original notice of sale. Trustee shall execute and deliver to the purchaser its deed conveying the Property so sold, but without any covenant or warranty, expressed or implied. The recitals in this deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Beneficiary, may bid at the sale. Trustee shall apply the proceeds of the sale to the payment of (1) the costs and expenses of retaking the Property and exercising the power of sale, and of the sale, including the payment of the Trustee’s and attorneys fees; (2) cost of any evidence of title procured in connection with such sale; (3) all sums expended under the terms hereof, not then repaid, with accrued interest thereon at 10% per annum from the date of the expenditure; (4) all sums then secured hereby; and (5) the remainder, if any, to the person or persons legally entitled thereto, or to the Trustee, in its discretion, may deposit the balance of such proceeds with the County Clerk of the county in which the sale took place. Trustor agrees to surrender possession of the Property to the purchaser at the aforesaid sale, immediately after such sale, in the event such possession has not previously been surrendered by Trustor. Alternatively, Beneficiary shall have the option to declare all sums secured hereby immediately due and payable and foreclose this Deed of Trust in the manner provided by law for the foreclosure of mortgages on real property and Beneficiary shall be entitled to recover in such proceedings all costs and expenses incident thereto, including a reasonable attorneys fee in such amount as may be fixed by the court. Beneficiary may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Loan the net sales price after deducting therefrom the expenses of the sale and the cost of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust. Beneficiary’s exercise of any of its rights and remedies shall not constitute a waiver or cure of a default. Beneficiary’s failure to enforce any default shall not constitute a waiver of the default or any subsequent default. In the event the Loan Documents are referred to an attorney for enforcement or defense of Beneficiary’s rights or remedies, whether or not suit is filed or any proceedings are commenced, Trustor shall pay all Beneficiary’s costs and expenses including Trustee’s and reasonable attorneys’ fees (including attorneys’ fees for (i) any appeal, (ii) relief from stay motions, cash collateral disputes, assumption/rejection motions and disputes regarding proposed disclosure statements and plans in any bankruptcy proceeding or (iii) for any other judicial or nonjudicial proceeding or arbitration), appraisal and inspection fees and cost of a title report.) To the extent permitted by applicable law, Trustor waives the benefit of any statute regulating the entry of a deficiency judgment or requiring that the value of the Property be set off against any part of the indebtedness secured hereby. If Beneficiary has initiated any action or proceeding to enforce any right or remedy under this Deed of Trust by foreclosure, entry or otherwise, and such action or proceedings has been discontinued or abandoned for any reason, or has been determined adversely to Beneficiary, then, Trustor and Beneficiary shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Beneficiary shall continue in full force and effect as if no such action or proceeding had been undertaken.

26. Cumulative Remedies. All Beneficiary’s and Trustee’s rights and remedies specified in the Loan Documents are cumulative, not mutually exclusive and not in substitution for any rights or remedies available in law or equity. In order to obtain performance of Trustor’s obligations under the Loan Documents, without waiving its rights in the Property, Beneficiary may proceed against Trustor or may proceed against any other security or guaranty for the Note, in such order and manner as Beneficiary may elect. The commencement of proceedings to enforce a particular remedy shall not preclude the discontinuance of the proceedings and the commencement of proceedings to enforce a different remedy.

27. Sale of Property After Default. The Property may be sold separately or as a whole, at the option of Beneficiary. In the event of a Trustee’s sale of all the Property, Beneficiary hereby assigns its security interest in any personal property to the Trustee. Beneficiary may also realize on the personal property security in accordance with the remedies available under the UCC at law. In the event of a foreclosure sale, Trustor and the holders of any subordinate liens or security interest waive any equitable, statutory or other right they may have to require marshaling of assets or foreclosure in the inverse order of alienation.

28. Appointment of Receiver. In the event of a default and the expiration of any applicable notice and cure period specified in the Loan Documents, Beneficiary shall be entitled, without notice, without bond, and without regard to the adequacy of the security, to the appointment of a receiver for the Premises to take possession of and operate the Property and collect the rents, profits, issues and revenues thereof. The receiver shall have, in addition to all the rights and powers customarily given to and exercised by a receiver, all the rights and powers granted to Beneficiary by the Loan Documents.

29. Foreclosure of Tenant’s Rights; Subordination. Beneficiary shall have the right, at its option, to foreclose this Deed of Trust subject to the rights of any tenants on the Property. Beneficiary’s failure to foreclose against any tenant shall not be asserted as a claim against Beneficiary or as a defense against any claim by Beneficiary in any action or proceeding. Beneficiary at any time may subordinate this Deed of Trust to any or all of the Leases except that Beneficiary shall retain its priority claim to any condemnation or insurance proceeds.

30. Reconveyance After Payment. Upon written request of Beneficiary stating that all obligations secured by this Deed of Trust have been paid, Trustee shall reconvey, without warranty, the Property then subject to the lien of this Deed of Trust. The recitals in any reconveyance of any matters of fact shall be conclusive proof of the truthfulness thereof. The grantee in the reconveyance may be described as “the person or person legally entitled thereto” Trustor shall pay any Trustee’s fees or recording fees.

31. Release of Parties or Poverty. Without affecting the obligations of any party under the Loan Documents (including any guarantor, surety or endorser of Trustor’s obligations) or any subsequent purchaser of the Property, and without affecting the lien of this Deed of Trust and Beneficiary’s security interest in the Property, Beneficiary may, without notice (a) release Trustor and any other party now or hereafter liable for the payment or performance of any obligations under the Loan Documents, including guarantors of the Loan, (b) release all or any part of the Property, (c) subordinate the lien of this Deed of Trust or Beneficiary’s security interest in the Property, (d) take or release any other security or guaranty, (e) grant an extension of time or accelerate the time for performance of the obligations owed under the Loan Documents, (f) modify, waive, forbear, delay or fail to enforce any obligations owed under the Loan Documents, (g) sell or otherwise realize on any other security or guaranty prior to, contemporaneously with or subsequent to a sale of all or any part of the Property, (h) make advances pursuant to the Loan Documents including advances in excess of the Note amount, (i) consent to the making of any map or plot of the Property, and (j) join in the grant of any easement on the Property. Any subordinate lienholder shall be subject to all such releases, extensions or modifications without notice to or consent from the subordinate lienholder. Trustor shall pay any Trustee’s or attorneys fees, title insurance premiums or recording fees in connection with any of the foregoing.

32. Nonwaiver of Terms and Conditions. Time is of the essence with respect to performance of the obligations due under the Loan Documents. Beneficiary’s failure to require prompt enforcement of any required obligations shall not constitute a waiver of the obligations due or any subsequent required performance of the obligation. No term or condition of the Loan Documents may be waived, modified or amended except by a written agreement signed by Trustor and Beneficiary. Any waiver of any term or condition of the Loan Documents shall apply only to the time and occasion specified in the waiver and shall not constitute a waiver of the term or condition at any subsequent time or occasion.

33. Business Use. The Property shall be used for business or commercial purposes and does not include agricultural or residential use property.

34. Joint and Several Liability. If there is more than one Trustor of this Deed of Trust, their obligations shall be joint and several.

35. Operating and Financial Statements. Trustor will deliver to Beneficiary upon Beneficiary’s request, operating statements and occupancy reports (including a rent roll) for the Property in a form and for periods satisfactory to Beneficiary certified as correct by Trustor. Trustor shall permit Beneficiary to examine all books and records of Trustor pertaining to the Property and deliver to Beneficiary upon request all financial statements, credit reports and other documents in the possession of Trustor relating to the financial condition of Trustor, any tenant of the Property and any guarantor of the Loan, including rental, income and expense statements pertaining to the Property and tax returns and audits.

36. Maximum Interest Rate. No person shall be obligated to pay the amount of any interest to the extent it is in excess of the maximum amount of interest permitted by applicable law. The Loan Documents are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to Beneficiary for the use, forbearance or detention of the money loaned under the Note or otherwise, or for the performance or payment of any indebtedness, exceed the maximum amount permitted under applicable law. Trustor and Beneficiary intend to comply strictly with the applicable usury laws of the State of California. If Beneficiary or any other holder of this Deed of Trust shall over receive as interest on the Loan an amount which exceeds the maximum amount of interest permitted by applicable law, such excess amount shall be applied to reduction of the principal amount owing on the loan so as to fully and strictly comply with such law. Without limiting the foregoing, all calculations of interest shall be made, to the extent permitted by law, by amortizing, prorating, allocating and spreading all interest in equal parts over the full stated term of the Note.

37. Evasion of the Prepayment Penalty. 1f Trustor is in default under the Loan Documents, any tender of payment sufficient to satisfy all sums due under the Loan Documents made at any time prior to foreclosure sale shall constitute an evasion of the prepayment terms contained in the Note, if any, and shall be deemed a voluntary prepayment and subject to payment of any applicable prepayment premium.

38. Payment of New Taxes. If any federal, state or local law is passed subsequent to the date of this Deed of Trust which requires Beneficiary to pay any tax because of this Deed of Trust or the sums due under the Loan Documents, then Trustor shall pay to Beneficiary on demand any such taxes if it is lawful for Trustor to pay them. If it is not lawful for Trustor to pay such taxes, then at its option Beneficiary may declare the entire unpaid balance of the indebtedness to be immediately due and payable under the Loan Documents and exercise any remedies permitted under this Deed of Trust.

39. Acceptance By Trustee. Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of any pending sale under any other deed of trust or of any action or proceeding in which Trustor, Beneficiary, or Trustee shall be a party, unless brought by the Trustee.

40. Substitution of Trustee. Beneficiary may at any time discharge the Trustee and appoint a successor Trustee who shall have all of the powers, duties, authority and title of the original Trustee. Appointment of a successor Trustee shall become effective upon filing for record in the office of the County Recorder of each county in which said Premises is situated a Substitution of Trustee. Each such substitution shall be executed and acknowledged, and notice thereof shall be given and proof thereof made, in the manner provided by law.

41. Reserves. Upon (i) occurrence of an Event of Default, and (ii) written notice to Trustor from Beneficiary, Trustor shall thereafter pay to Beneficiary, together with and in addition to the monthly payments of principal and interest payable on the Note, on the date set forth in the Note for the making of monthly payments, until the Note is fully paid, a sum, as estimated by Beneficiary, equal to the taxes and special assessments next due on the Premises, plus the premiums that will next become due and payable on insurance policies required by this Deed of Trust, divided by the number of months to elapse before the premiums, taxes and special assessments are due, such sums to be held by Beneficiary to pay said premiums, taxes and special assessments. Such payments (“Reserves”) are to be held without allowance of interest to Trustor (except as required by applicable law) and need not be kept separate and apart from other funds of Beneficiary. Such Reserves shall be applied by Beneficiary to real estate taxes, special assessments and insurance premiums on the Premises as the same become due and payable. Collection of the reserves are solely for the added protection of Beneficiary and entails no responsibility on the part of Beneficiary beyond allowance of due credit for sums actually received by Beneficiary and the payment by Beneficiary of such taxes, special assessments and insurance premiums to the extent of the Reserves when statements therefor are actually presented to Beneficiary by Trustor. If the total of the Reserves shall exceed the amount of payments actually applied by Beneficiary, such excess may be credited by Beneficiary on subsequent payments to be made by Trustor, or at the option of Beneficiary, refunded to Trustors.

42. Property Management. Trustor agrees that Beneficiary shall have, and reserves the right to install, professional management of the Premises at any time following the occurrence of default under this Deed of Trust, if such default remains uncured following the expiration of any applicable cure period. Such professional management shall be at the sole discretion of Beneficiary and nothing herein shall obligate Beneficiary to exercise its right to install professional management. The cost of such management shall be borne by Trustor, shall be secured by this Deed of Trust and shall be treated as an additional advance under the Loan Documents.

43. Environmental Compliance and Indemnification. Trustor represents and warrants to Beneficiary that to the best of Trustees knowledge after due and diligent inquiry, neither the Property nor any improvements thereon presently contain asbestos, or signs of water damage or mold in any form, and except as disclosed by the Environmental Site Assessment provided by Trustor to Beneficiary in writing prior to closing the Loan, no hazardous or toxic waste or substances are being stored on (or located in the soil, groundwater, surface water or waterways) at or under the Property or any adjacent properly in quantities or concentrations sufficient to require investigation, removal or remediation under the Environmental Laws (as hereinafter defined) nor have any such quantities or concentrations of waste or substances been stored or used on the Property or any adjacent property prior to Trustees ownership, possession or control of the Property, nor are any underground storage tanks (whether or not in use located in, on or under any part of the Property. Trustor agrees to provide written notice to Beneficiary immediately upon Trustor becoming aware of any underground storage tanks on the Property, or that the Property or any adjacent property is being or has been contaminated with hazardous or toxic waste or substances. Trustor will not cause nor permit any activities on the Property which directly or indirectly could result in the Property or any adjoining property becoming contaminated with hazardous or toxic waste or substances. For purposes of this Deed of Trust, the term “hazardous or toxic waste or substances” means asbestos, urea formaldehyde foam insulation, flammable explosives, radioactive materials, hazardous materials and petroleum and its refined products, and any substance or material defined, regulated, controlled, limited, prohibited or classified as hazardous or toxic wastes, hazardous or toxic material, a hazardous, toxic or radioactive substance, or other similar term in the Comprehensive Environmental Response Compensation Act of 1980 (“CIRCLA”), as amended (42 USC 9601, et seq.), the Hazardous Materials Transportation Act, as amended, (49 USC 1801, at seq.), the Resource Conservation and Recovery Act (“RCRA”), as amended, (42 USC 6901, et seq.) the Clean Water Act, as amended, (33 USC 1251, et seq.), the Clean Air Act, as amended, (42 USC 7401, at seq.), the Toxic Substances Control Act, as amended, (15 USC 2601, et seq.) or in any other applicable federal, state or local environmental statute, regulation or ordinance now or hereafter in effect governing the Property, its businesses, products or assets, with respect to discharges into the ground and surface water, emissions into ambient air and generation, control, accumulation, storage, treatment, transportation, removal, labeling, or disposal of waste materials or process by-products, the existence, cleanup, and/or remedy of contamination on property, the protection of the environment from soil; air or water pollution, or from spilled, deposited or otherwise emplaced contamination (the “Environmental Laws”) Trustor shall promptly comply with all statutes, regulations and ordinances which apply to Trustor or the Property and with all orders, decrees or judgments of governmental authorities or courts having jurisdiction or by which Trustor is bound, relating to the use, collection, storage, treatment, control, removal or cleanup of hazardous or toxic substances in, on or under the Property or in, on or under any adjacent property that becomes contaminated with hazardous or toxic substances as a result of construction, operations or other activities on, or the contamination of, the Property, at Trustor’s expense. Beneficiary may, but is not obligated to, enter upon the Property and take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest as Beneficiary; and whether or not Trustor has actual knowledge of the existence of hazardous or toxic substances in, on or under the Property or any adjacent property as of the date of this instrument, Trustor shall reimburse Beneficiary on demand for the full amount of all costs and expenses incurred by Beneficiary in connection with such compliance activities. Trustor agrees to indemnify and hold harmless Beneficiary, its officers, agents and employees from and against any and all loss, damage, expense (including without limitation reasonable attorneys’ fees and the cost of environmental consultants), liability, claims, suits, judgments, fines and penalties or liability associated with or related to the presence, use, manufacture, storage, dumping, disposal, discharge, cleanup or removal of hazardous materials or toxic waste affecting the Property, except for any of the foregoing caused by the willful misconduct or gross negligence of Beneficiary, or its employees, agents and representatives while in possession of the Property. These covenants and agreements shall survive any foreclosure, release, discharge or satisfaction of this Deed of Trust or the indebtedness secured thereby.

44. Trustor Not a Foreign Person. Trustor is not a “foreign person” as that term is defined by Section 1445(f)(3) of the U.S. Internal Revenue Code.

45. Representations of Trustor. Trustor represents and warrants to Beneficiary that Trustor (a) is (1) an individual of legal age and capacity, or (2) a corporation, general partnership, limited partnership, limited liability company, trust or other legal entity, duly organized, validly existing and in good standing under the laws of its creation, and is authorized to do business in each other jurisdiction wherein its ownership of property or conduct of business legally requires such authorization; (b) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (c) has the power and authority to execute, deliver and perform, and by all necessary action has authorized the execution, delivery and performance of all of its obligations under this Deed of Trust and the other Loan Documents.

46. Waiver of Right of Offset. No portion of the indebtedness secured by this Deed of Trust shall be offset or compensated by any claim, cause of action, counterclaim, or cross-claim, whether liquidated or unliquidated, that Trustor may have against Beneficiary. Trustor waives to the fullest extent permitted by applicable law, the benefits of California Code of Civil Procedure Section 431.70.

47. Notices. Except for any notice required by law to be given in another manner, (a) any notice to Trustor provided in-this Deed of Trust shall be in writing and shall be given and be effective upon (1) delivery to Trustor or (2) mailing such notice by certified mail, return receipt requested, addressed to Trustor at Trustor’s address stated herein or at such other address as Trustor may designate in writing by notice to Beneficiary as provided herein and (b) any notice to Beneficiary shall be in writing and shall be given and be effective upon (1) delivery to Beneficiary or (2) mailing such notice by certified mail, return receipt requested, addressed to Beneficiary stated herein or to such other address as Beneficiary may designate by notice to Trustor as provided herein. Any notice provided for in this Deed of Trust shall be deemed to have been given to Trustor or Beneficiary when given in the manner designated herein.

48. Successors and Assigns. This Deed of Trust applies to, inures to the benefit of, and binds all parties hereto and their successors and the terms “Trustor,” “Trustee” and “Beneficiary” include their successors and assigns.

49. Controlling Document. In the event of a conflict or inconsistency between the terms and conditions of this Deed of Trust and the terms and conditions of any other of the Loan Documents (except for any separate Assignment of Leases and Rents which shall prevail over this Deed of Trust), the terms and conditions of this Deed of Trust shall prevail.

50. Invalidity of Terms and Conditions. If any term or condition of this Deed of Trust is found to be invalid, the invalidity shall not affect any other term or condition of this Deed of Trust and this Deed of Trust shall be construed as if not containing the invalid term or condition.

51. Rules of Construction. This Deed of Trust shall be construed so that whenever applicable, the use of the singular shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders and shall include corporations, partnerships, limited liability companies, trusts and limited partnerships.

52. Section Headings. The heading to the various sections have been inserted for convenience of reference only and shall not be used to construe this Deed of Trust.

53. Applicable Law. This Deed of Trust shall be construed, interpreted, enforced and governed by and in accordance with the Laws of the State of California, including the laws governing the creation, perfection, enforceability and priority of the liens and security interests created by this Deed of Trust and the procedures for foreclosure and for enforcement of the rights and remedies of Beneficiary under this Deed of Trust. In the event that any provision of this Deed of Trust shall be inconsistent with any provision of the laws of California, the laws of California shall govern over the provisions of this Deed of Trust, but shall not invalidate or render unenforceable any other provision of this Deed of Trust that can be construed in a manner consistent with California law.

54. Request For Notice. Trustor requests that a copy of any notice of default and of any notice of sale hereunder be mailed to it at the address hereinabove set forth.

TRUSTOR:

BRYAN FAMILY PARTNERSHIP II LTD., a California limited partnership

By:	BFZ, LLC, a California limited liability company, Its General Partner

	By:	/s/ Robert A. Frazer
Robert A. Frazer, Manager

	By:	/s/ John D. Frazer
John D. Frazer, Manager

(Signatures must be acknowledged)

STATE OF California

COUNTY OF Santa Clara

On 6/28/07, before me, L. Tugade, the undersigned Notary Public, personally appeared Robert A. Frazer [    ] personally known to me -OR- [    ] proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) are/is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacities, and that by his/her/their signature(s) on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal

/s/ L. Tugade
SIGNATURE OF NOTARY PUBLIC

STATE OF California

COUNTY OF Santa Clara

On 6/22/07, before me, Lisa W. Lemoin, the undersigned Notary Public, personally appeared John D. Frazer [    ] personally known to me -OR- [    ] proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) are/is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacities, and that by his/her/their signature(s) on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Lisa W. Lemoin
SIGNATURE OF NOTARY PUBLIC

EXHIBIT “A” TO DEED OF TRUST, ASSIGNMENT OF RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

This Exhibit “A” is attached to and made a part of the Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated June 20, 2007, between BRYAN FAMILY PARTNERSHIP II, LTD., a California limited partnership, (“’Trustor”), FIRST AMERICAN TITLE INSURANCE COMPANY, a corporation, (“Trustee”) and Symetra Life Insurance Company, a Washington corporation, (“Beneficiary”), for the purpose of securing a note in the principal amount of $6,750,000.00.

(Legal Description of Real Property)

Land and improvements situated in the City of Campbell, County of Santa Clara, State of California, described as follows;

PARCEL ONE, AS SHOWN ON THAT CERTAIN PARCEL MAP FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON OCTOBER 11, 1984 IN BOOK 535 OF MAPS, PAGES 24 AND 25.

EXCEPTING THEREFROM THAT THE INTEREST THEREOF AS CONVEYED TO THE CITY OF CAMPBELL, FOR STREET PURPOSES BY DEED RECORDED DECEMBER 10, 1984 IN BOOK J101, PAGE 321, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST EASTERLY CORNER OF PARCEL ONE AS SAID PARCEL IS SHOWN ON THAT CERTAIN PARCEL MAP FILED IN BOOK 535 OF MAPS AT PAGES 24 AND 25 IN THE OFFICE OF THE COUNTY RECORDER, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA. THENCE SOUTHWESTERLY FROM SAID CORNER SOUTH 31° 31’ 00” WEST 490.81 FEET ALONG THE SOUTHEASTERLY LINE OF SAID “PARCEL ONE” TO ITS MOST SOUTHERLY CORNER. THENCE NORTHWESTERLY FROM LAST SAID CORNER 67° 52’ 58” WEST 4.05 FEET ALONG THE SOUTHWESTERLY LINE OF SAID “PARCEL ONE” TO A POINT LYING DISTANT 4.00 FEET NORTHWESTERLY BY PERPENDICULAR MEASUREMENT FROM SOUTHEASTERLY LINE OF SAID “PARCEL ONE.” THENCE NORTHEASTERLY FROM LAST SAID POINT AND ALONG LAST SAID PARALLEL LINE NORTH 31° 31’ 00” EAST 491.47 FEET TO A POINT LYING ON THE NORTHEASTERLY LINE OF SAID “PARCEL ONE.” THENCE SOUTHEASTERLY FROM LAST SAID POINT AND ALONG LAST SAID LINE SOUTH 58° 29’ 00” EAST 4.00 FEET RETURNING-TO THE POINT OF BEGINNING.

APN: 406-21-019 and 406-21-016 and 406-21-017

FIRST AMENDMENT TO PRUCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (“First Amendment”) is made and entered into effective as of October 28, 2011, by and between BRYAN FAMILY PARTNERSHIP II, LTD., a California limited partnership (“Seller”), and BARRACUDA NETWORKS, INC., a Delaware corporation, or assignee (“Buyer”).

RECITALS

A, Seller and Buyer entered into that certain Purchase and Sale Agreement, dated as of July 31, 2011 (the “Agreement”), for the purchase of certain improved real property located at 3165 and 3175 Winchester Boulevard, City of Campbell, County of Santa Clara, State of California, which is commonly identified by APNs 406-21-016, 406-21-017 and 406-21-019 and more particularly described in Exhibit A to the Agreement.

B. Seller and Buyer desire to amend the Agreement as described below.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements in this First Amendment and the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

AMENDMENT

1. Capitalized Terms. Capitalized terms not otherwise defined herein, shall have the meanings given them in the Agreement.

2. Closing Date. The Closing Date shall be no later than November 15, 2011, the new outside closing date.

3. Effect of Amendment. Except as expressly modified by this First Amendment, the. Agreement shall continue in full force and effect according to its terms, and Buyer and Seller hereby. ratify and affirm all their respective rights and obligations under the Agreement. In the event of any conflict between this First Amendment and the Agreement, this First Amendment shall govern.

4. Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Furthermore, this First Amendment may be executed and delivered by the exchange of electronic facsimile or PDF (or similar) copies or counterparts of the signed documents, which facsimile or PDF (or similar) copies or counterparts shall be binding on the parties.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Seller and Buyer have executed this First Amendment effective as of the date set forth above.

SELLER:

BRYAN FAMILY PARTNERSHIP II, LTD.

a California limited partnership

/s/ Ross E. Bryan
By:	Ross E. Bryan
Its:	Managing Partner

BUYER:

BARRACUDA NETWORKS, INC.

a Delaware corporation

/s/ David Faugno
By:	David Faugno
Its:

THIRD AMENDMENT TO PRUCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (“Third Amendment”) is made and entered into effective as of November 30, 2011, by and between BRYAN FAMILY PARTNERSHIP II, LTD., a California limited partnership (“Seller”), BARRACUDA NETWORKS, INC., a Delaware corporation, or assignee (“Buyer”).

RECITALS

A. Seller and Buyer entered into that certain Purchase and Sale Agreement, dated as of July 31, 2011, as amended by that certain First Amendment to Purchase and Sale Agreement dated October 28, 2011 and as amended by that certain Second Amendment to Purchase and Sale Agreement November 15, 2011 (collectively, the “Agreement”), for the purchase of certain improved real property located at 3165 and 3175 Winchester Boulevard, City of Campbell, County of Santa Clara, State California, which is commonly identified by APNs 406-21-016, 406-21-017 and 406-21-019 and more particularly described in Exhibit A to the Agreement.

B. Seller and Buyer desire to amend the Agreement as described below.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements in Third Amendment and the Agreement, and for other good and valuable consideration, the receipt sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

AMENDMENT

1. Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.

2. Closing Date. The Closing Date shall be no later than December 21, 2011, the new outside closing date.

3. Effect of Amendment. Except as expressly modified by this Third Amendment, the Agreement shall continue in full force and effect according to its terms, and Buyer and Seller hereby ratify and affirm all their respective rights and obligations under the Agreement. In the event of any conflict between this Third Amendment and the Agreement, this Third Amendment shall govern.

4. Counterparts. This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Furthermore, this Third Amendment may be executed and delivered by the exchange of electronic facsimile or PDF (or similar) copies or counterparts of the signed documents, which facsimile or PDF (or similar) copies or counterparts shall be binding on the Parties.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Seller and Buyer have executed this Third Amendment effective as of the date set forth above.

SELLER:

BRYAN FAMILY PARTNERSHIP II, LTD.

a California limited partnership

By:
Its:

BUYER:

BARRACUDA NETWORKS, INC.

a Delaware corporation

By:
Its: